Exhibit 4.1

EVERGREEN SOLAR, INC.
as Issuer
the Guarantors from time to time party hereto
AND
U.S. Bank National Association
as Trustee

INDENTURE
Dated as of April 26, 2010

13% Convertible Senior Secured Notes due 2015

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EXHIBIT A — FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
EXHIBIT B — FORM OF SPECIFIED DATE PURCHASE NOTICE
EXHIBIT C — LEGEND
EXHIBIT D — FORM OF SUBORDINATION PROVISIONS
EXHIBIT E — FORM OF SUPPLEMENTAL INDENTURE

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     INDENTURE, dated as of April 26, 2010, among Evergreen Solar, Inc., a Delaware corporation, as Issuer (the “Company”), the guarantors from time to time party hereto (each, a “Guarantor”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company has duly authorized the creation of an issue of 13% Convertible Senior Secured Notes due 2015 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done and performed, and the issue hereunder of the Securities has in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
               (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;
               (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
               (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
               (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “2013 Notes” has the meaning specified in Section 5.01(a).
     “Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

     “Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Subsidiary.
     “Additional Assets” means any long-term assets or other assets or inventory that are used or useful in a Permitted Business.
     “Additional Interest” means all amounts, if any, payable pursuant to Section 10.03 hereof.
     “Additional Shares” has the meaning specified in Section 7.07(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 3.09(a).
     “Applicable Conversion Price” means the Conversion Price in effect at any given time.
     “Applicable Conversion Rate” means the Conversion Rate in effect at any given time.
     “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board; provided that, with respect to clause (2) of the definition of Change in Control, “Board of Directors” means the board of directors of the Company.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary or the general counsel of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close or be closed.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Equivalents” means
     (1) United States dollars, or money in other currencies,

     (2) U.S. Government Obligations, or certificates representing an ownership interest in U.S. Government Obligations, with maturities not exceeding one year from the date of acquisition,
     (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” (or the then equivalent grade) or higher by S&P or “P-2” (or the then equivalent grade) or higher by Moody’s,
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
     (5) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P and maturing within 270 days after the date of acquisition,
     (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above and (7) below;
     (7) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which the Company or any of its Subsidiaries conducts business; and
     (8) except for purposes of clause (f) of Section 4.17, investments made in accordance with the investment policy having the objective of capital preservation approved by the Company’s Board of Directors from time to time.
     “Change in Control” means the occurrence of any of the following events at any time after the Securities are originally issued:
     (1) the consummation of any transaction the result of which is that any “person” or “group” of related “persons” is or becomes the “beneficial owner” of more than 50% of the voting power of the Company’s Capital Stock entitled to vote generally in the election of the Company’s Board of Directors (or comparable body); or
     (2) the first day on which a majority of the members of the Board of Directors (or comparable body) are not Continuing Directors (or comparable persons if the Company is not a corporation on the date of determination); or
     (3) the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any “person,” other than:
          (a) in any transaction:

               (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and
               (ii) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in the election of directors (or comparable body) immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in the election of directors (or comparable body) of the continuing or surviving Person (or any parent thereof) immediately after giving effect to such transaction; or
          (b) any consolidation, merger or sale, lease, conveyance or other disposition to any Person other than the primary purpose of which is to effect the Company’s redomiciling; or
     (4) the Company’s stockholders approve a plan relating to the liquidation or dissolution of the Company.
     For purposes of this definition, (i) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, (ii) “group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and (iii) “person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act.
     However, in the case of a consolidation or merger, a Change in Control will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares of Common Stock and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (3) of the definition of Change in Control consists of common stock or certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange, and, as a result of the transaction or transactions, the Securities become convertible based on such common stock or certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.
     “Close of Business” means 5:00 p.m. New York City time.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” has the meaning assigned to it in Section 2.1 of the Security Agreement.
     “Collateral Agent” means U.S. Bank National Association and its successors and assigns.
     “Collateral Documents” means (i) the Security Agreement and (ii) all other security agreements, pledge agreements, collateral assignments and other security documents or other grants or transfers for security or agreements related thereto creating or perfecting (or purporting to create or perfect) a Lien in any assets of any Person to secure the Obligations under the Securities and the Note Guaranties, or under which rights or remedies with respect to such Liens are governed (including the Collateral Trust Agreement), as each may be amended, restated, supplemented or otherwise modified from time to time.

     “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Issue Date, among the Company, the Subsidiaries of the Company party thereto, the Trustee and U.S. Bank National Association, as collateral agent, as amended, restated, supplemented or otherwise modified from time to time.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means the common stock, $0.01 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company (a) by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its chief executive officer, its president, or any of its vice presidents, and (b) by its principal financial officer, its treasurer, any assistant treasurer, its secretary, or any assistant secretary, and delivered to the Trustee.
     “Company Website” means, as of any date of determination, the principal website maintained by the Company on the Internet, which is located at http://www.evergreensolar.com as of the date hereof.
     “Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors (or comparable body) who:
     (1) was a member of the Company’s Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to the Company’s Board of Directors (or comparable body) with the approval of a majority of the Continuing Directors (or comparable persons if the Company is not a corporation on the date of determination) who were members of the Company’s Board of Directors (or comparable body) at the time of the nomination or election of such new director (or comparable person if the Company is not a corporation on the date of determination).
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.
     “Conversion Date” has the meaning specified in Section 7.02(b).

     “Conversion Notice” shall have the meaning specified in Section 7.02(b).
     “Conversion Price” means, per share of Common Stock, $1,000 divided by the Applicable Conversion Rate, subject to adjustment as set forth herein.
     “Conversion Rate” means initially 525.2462 shares of Common Stock per $1,000 Principal Amount of Securities, subject to adjustment as set forth herein.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of this Indenture, located at 633 West 5th Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Evergreen Solar, Inc., 13% Convertible Senior Secured Notes due 2015).
     “Custodian” means U.S. Bank National Association, as custodian with respect to the Securities in global form, or any successor entity.
     “Debt” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit, bankers’ acceptances or similar instruments issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding accounts payable arising in the ordinary course of business;
     (5) all obligations of such Person as lessee under Capital Leases;
     (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
     (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and
     (8) all obligations of such Person under Hedging Agreements, if and only to the extent, the items (other than letters of credit and obligations referred to in clauses (5), (6), (7) and (8) above) would appear as a liability on a balance sheet in accordance with GAAP.
     The amount of Debt of any Person will be deemed to be:

     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;
     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
     (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person;
     (E) with respect to any Capital Lease, the amount of the liability in respect of such Capital Lease that would at the time be required to be capitalized on a balance sheet prepared in accordance with GAAP; and
     (F) otherwise, the outstanding principal amount thereof.
In no event shall the term “Debt” include (a) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than 10 Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (b) obligations in respect of performance, appeal or other surety bonds or completion guarantees incurred in the ordinary course of business and not as a part of a financing transaction, (c) any liability for Federal, state, local or other taxes not more than 30 days past due, (d) any balances that constitute accrued expenses, accounts payable or trade payables in the ordinary course of business, (e) any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP or (f) any customer deposits or advance payments received in the ordinary course of business.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means DTC until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are
     (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Securities for consideration other than Qualified Equity Interests, or
     (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;
provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale”

or “change in control” occurring prior to the Stated Maturity of the Securities if those provisions specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repayment in full of the Securities and other Secured Obligations.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
     “Distributed Assets” has the meaning specified in Section 7.04(d).
     “Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
     “DTC” means The Depository Trust Company.
     “Effective Date” has the meaning specified in Section 7.07(b).
     “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
     “Event of Default” has the meaning specified in Section 10.01.
     “Excluded Subsidiary” means (i) any Immaterial Subsidiary and (ii) any Subsidiary of a Foreign Subsidiary.
     “Ex-Dividend Date” means, for the purposes of Section 7.04, the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant issuance or distribution.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Expiration Date” has the meaning specified in Section 7.04(f).
     “Expiration Time” has the meaning specified in Section 7.04(f).
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture), provided that with respect to any such price less than $5.0 million, only the good faith determination of the Company’s Chief Executive Officer or Chief Financial Officer will be required.
     “Final Offering Memorandum” means the final offering memorandum dated April 21, 2010 relating to the Securities.
     “Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.
     “Fundamental Change” means a Change in Control or a Termination in Trading.

     “Fundamental Change Company Notice” has the meaning specified in Section 6.01(b).
     “Fundamental Change Purchase Date” has the meaning specified in Section 6.01(a).
     “Fundamental Change Purchase Notice” has the meaning specified in Section 6.01(c).
     “Fundamental Change Purchase Price” has the meaning specified in Section 6.01(a).
     “GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time. Except as otherwise specifically provided for herein, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the date of such determination.
     “Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantor” means (i) each Wholly Owned Domestic Subsidiary that Guarantees the Securities on the Issue Date and (ii) each other Wholly Owned Domestic Subsidiary that executes a supplemental indenture providing for the guaranty of the payment of the Securities, or any successor obligor under its Note Guaranty pursuant to Section 11.03, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement designed to manage fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement, currency option or other agreement designed to manage fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract, commodity option agreement, commodity swap agreement or any other agreement designed to manage fluctuations in commodity raw material (as defined under the Commodity Exchange Act) prices.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Immaterial Subsidiary” means any Subsidiary that (i) has not Guaranteed any other Debt of the Company or any of its Subsidiaries and (ii) together with its Subsidiaries, has total assets (determined in accordance with GAAP but excluding any intercompany receivables from the Company or a Guarantor) of less than $2,500,000, in each case as of the as last day of the fiscal quarter most recently ended.
     “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Subsidiary on any date after the date of the Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.15.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Intellectual Property” means (1) all U.S. and foreign registered copyrights, all mask works fixed in semiconductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), and all registrations and applications therefor, (2) all U.S. and foreign patents and applications for letters patent throughout the world, and all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, and (3) U.S., state and foreign trademarks, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing, and all of the goodwill of the business connected with the use of and symbolized by the foregoing.
     “Interest Payment Date” means each April 15 and October 15 of each year.
     “Investment” means
     (1) any advance, loan or other extension of credit to another Person,
     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
     (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the sale, lease, transfer or other disposition of assets or rendering of services, or
     (4) any Guarantee of any obligation of another Person.
     “Issue Date” means the date on which the Securities are originally issued under the Indenture.
     “Jiawei Manufacturing Services Agreement” means the Manufacturing Services Agreement dated July 14, 2009 by and among Jiawei Solarchina Co., Ltd., Jiawei Solar (Wuhan) Co., Ltd., the Company and Evergreen Solar (China) Co., Ltd., as such agreement is in effect on the Issue Date.
     “Last Reported Sale Price” of Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one, the average of the average bid and the average ask prices) on that day as reported on The Nasdaq Global Market or other principal U.S. securities exchange on which shares of Common Stock are traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of Common Stock will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets Inc. or similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” of Common Stock will be as determined by a U.S. nationally recognized securities dealer retained by the Company for that purpose. The “Last Reported Sale Price” of Common Stock will be determined without reference to extended or after hours trading.
     “Lien” means (i) any lien, mortgage, pledge, assignment for security, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Capital Stock, any purchase option, call or similar right of a third party with respect to such Capital Stock.
     “Make-Whole Fundamental Change” means any transaction or event that (a) constitutes a Fundamental Change and (b) is described under clause (3) or clause (4) of the definition of Change in Control.
     “Market Disruption Event” means the occurrence or existence for more than one-half hour period in the aggregate on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating solely to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. New York City time on such day.
     “Maturity Date” means April 15, 2015.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Note Document” means, collectively, the Indenture, the Securities, each Note Guaranty, the Collateral Documents and each other agreement, document or instrument executed or delivered at any time in connection therewith, as each may be amended, restated, supplemented, modified, renewed or extended from time to time.
     “Note Guaranty” means the guaranty of the Securities by a Guarantor pursuant to this Indenture.
     “Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate Principal Amount of Securities outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Officer” means, with respect to the Company, the Company’s chairman of the Board of Directors, any vice chairman of the Board of Directors, chief executive officer, the principal financial officer, the president, any vice president or treasurer.
     “Officers’ Certificate” means, with respect to the Company, a certificate signed (a) by its chairman of the Board of Directors, any vice chairman of the Board of Directors, its chief executive officer, its president, or any vice president, and (b) by its principal financial officer, its treasurer, any assistant treasurer, its secretary, or any assistant secretary, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 4.14 shall be the principal executive, financial or accounting officer of the Company.
     “Open of Business” means 9:00 a.m. New York City time.
     “Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.
     “Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of, interest on, including Additional Interest, the Specified Date Purchase Price or the Fundamental Change Purchase Price of, any Securities on behalf of the Company. U.S. Bank National Association shall initially be the Paying Agent.
     “Permitted Business” means any of the businesses in which the Company and its Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.
     “Permitted Debt” has the meaning set forth in Section 4.15(b).
     “Permitted Investment” means
     (1) any Investment existing on the Issue Date;
     (2) any Investment constituting Debt or Disqualified Stock that is permitted to be incurred pursuant to Section 4.15;
     (3) any Investment by the Company or a Guarantor in the Company or a Guarantor;
     (4) any Investment by a Subsidiary (other than a Guarantor) in (a) any other Subsidiary or the Company or (b) a Person (other than a Subsidiary or the Company) if as a result of such Investment (i) such Person becomes a Subsidiary or (ii) such Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, a Subsidiary;
     (5) any Investment by the Company or any Subsidiary of the Company to a Person if as a result of such disposition the Person becomes a Guarantor;

     (6) any Investment in exchange for, or out of the net cash proceeds of, (1) a sale of Equity Interests (other than Disqualified Equity Interests) of the Company, (2) the issuance of Subordinated Debt or (3) the contribution to the equity capital of the Company; provided that such Investment is made within 365 days after such sale, issuance or contribution;
     (7) any Investment by the Company with, or the provision of credit support by the Company of the operations of Foreign Subsidiaries with, the net cash proceeds from the issuance of the Securities that are not used to repurchase the 2013 Notes;
     (8) any Investments received (1) in compromise or resolution of obligations of trade creditors or customers, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (2) in a compromise or resolution of litigation, arbitration or other disputes of any kind (including any settlement with respect to Intellectual Property) or (3) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (9) extensions of trade credit in the ordinary course of business by the Company or any of its Subsidiaries;
     (10) payroll, travel and other loans or advances to officers and employees in the ordinary course of business not in excess of $500,000 outstanding at any time;
     (11) any Investment made by a Foreign Subsidiary with the proceeds of any Permitted Debt Incurred by such Foreign Subsidiary;
     (12) Investments in Jiawei Solarchina Co., Ltd. or its affiliates in an aggregate amount not to exceed $15,000,000;
     (13) other Investments in any Persons having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $7,500,000; provided, however, that if an Investment pursuant to this clause (13) is made in any Person that is not a Guarantor at the date of the making of the Investment and such Person becomes a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (3) above, and shall cease to have been made pursuant to this clause (13);
     (14) any Investment in Cash Equivalents;
     (15) Hedging Agreements otherwise permitted under the Indenture;
     (16) endorsements for collection or deposit in the ordinary course of business;
     (17) lease, utility, workers’ compensation, unemployment insurance, performance and other deposits made in the ordinary course of business;

     (18) prepaid expenses and negotiable instruments held for collection in the ordinary course of business;
     (19) Investments in Evergreen Solar (China) Co., Ltd. pursuant to the Increase Registered Capital and Enlarge Shares Agreement, dated July 24, 2009, between Evergreen Solar, Inc. and Hubei Science & Technology Investment Co., Ltd on Evergreen Solar (China) Co., Ltd. and the Equity Transfer Agreement, dated July 24, 2009, between the Company, Hubei Science & Technology Investment Co., Ltd. and various parties (as such agreements are in effect on the Issue Date); and
     (20) Investments in Jiawei Solar (Wuhan) Co., Ltd. to the extent required by Section 3.3 or Section 3.4 of the Jiawei Manufacturing Services Agreement.
     “Permitted Liens” means
     (1) Liens existing on the Issue Date;
     (2) Liens on the Collateral securing the Securities, the Note Guaranties and other Obligations under the indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under the Indenture or the Collateral Documents;
     (3) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;
     (4) Liens imposed by law, such as landlords’, suppliers’, carriers’, vendors’, warehousemen’s, materialmen’s, workmen’s, repairman’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained therefor in accordance with GAAP;
     (5) Liens in respect of taxes and other governmental assessments and charges; levies or claims which are not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained therefor in accordance with GAAP;
     (6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Subsidiaries;
     (7) non-exclusive licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business, and any interest of co-sponsors, co-owners or co-developers of intellectual property;
     (8) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions;

     (9) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;
     (10) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;
     (11) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt incurred pursuant to clause (8) of the definition of Permitted Debt so long as such Lien attaches solely to the property subject to such Capital Lease or the purchase price of which is so financed and refinanced, together with any proceeds thereof;
     (12) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Subsidiary;
     (13) Liens on property at the time the Company or any of the Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Subsidiary;
     (14) Liens on assets of Foreign Subsidiaries securing Debt of such Foreign Subsidiaries or other obligations of such Foreign Subsidiaries;
     (15) extensions, renewals or replacements of any Liens referred to in clauses (11), (12) or (13) in connection with the refinancing of the obligations secured thereby, provided that (x) such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased and (y) in the case of Liens on Collateral, such Lien has the same or lower priority as the Lien being extended, renewed or replaced;
     (16) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or a Subsidiary in the ordinary course of business;
     (17) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company securing obligations (other than Debt) not to exceed $5.0 million in the aggregate at any time outstanding; and
     (18) Liens securing Debt permitted by clause (14) of the definition of Permitted Debt.
     “Permitted Refinancing Debt” has the meaning set forth in Section 4.15(b)(3).
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 Principal Amount and multiples of 1,000 in excess thereof.

     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
     “Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.
     “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any Person.
     “Public Spin-Off” has the meaning specified in Section 7.04(d).
     “Public Spin-Off Valuation Period” has the meaning set forth in Section 7.04(d).
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
     “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any of its Subsidiaries in any real property.
     “Reference Property” has the meaning specified in Section 7.05.
     “Regular Record Date” means, with respect to the payment of interest on the Securities (including Additional Interest, if any) Close of Business on April 1 or October 1, as the case may be, immediately preceding the relevant Interest Payment Date.
     “Restricted Debt” means (a) any Subordinated Debt, (b) the 2013 Notes and (c) any Debt permitted by clauses (3), (6), (12) or (15) of the definition of Permitted Debt.
     “Restricted Global Security” means a Global Security representing Restricted Securities.
     “Restricted Payments” has the meaning set forth in Section 4.18.
     “Restricted Security” has the meaning specified in Section 2.05.
     “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A Information” has the meaning specified in the Securities.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

     “Secured Obligations” means all obligations of the Company and the Guarantors from time to time arising under or in respect of the Indenture, the Securities, the Note Guaranties, the Collateral Documents and any other Note Document (including the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained any Note Document), in each case whether (a) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, reduced to judgment or not, liquidated or unliquidated, disputed or undisputed, legal or equitable, due or to become due whether at Stated Maturity, by acceleration or otherwise; (b) arising in the regular course of business or otherwise; (c) for payment or performance; (d) discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company or any Guarantor or any other Person; or (e) now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company or any Guarantor or any other Person, or that would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).
     “Secured Party” means, at any relevant time, the holders of the Secured Obligations, including without limitation, the Holders of the Securities, the Trustee and the Collateral Agent.
     “Security Agreement” means that certain Pledge and Security Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Security” has the meaning specified in the first paragraph of the Recitals of the Company, and includes any Security or Securities, as the case may be, authenticated and delivered under this Indenture, including any Global Security. The Securities shall be issued in an aggregate principal amount of $165,000,000 under this Indenture and shall be treated as a single series for purposes of this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.
     “Share Price” has the meaning specified in Section 7.07(b).
     “Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” within the meaning specified in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act as in effect as of the Issue Date.
     “Specified Date Company Notice” has the meaning specified in Section 5.01(b).

     “Specified Purchase Date” has the meaning specified in Section 5.01(a).
     “Specified Date Purchase Price” has the meaning specified in Section 5.01(a).
     “Specified Date Purchase Notice” has the meaning specified in Section 5.01(a).
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable, or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means any Debt of the Company or any Guarantor that (x) is subordinate or junior in right of payment to the Securities or the applicable Note Guaranty, as the case may be, pursuant to a written agreement having terms consistent with those set forth in Exhibit D hereto, (y) has a Stated Maturity no earlier than the 91st day after the Maturity Date of the Securities and (z) does not require any prepayment, repurchase or redemption prior to the Stated Maturity of the Securities (other than redemptions or repurchases in respect of changes in control on terms that are market terms on the date of issuance).
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “Successor Company” has the meaning specified in Section 11.01(a).
     “Termination in Trading” means the termination of trading of Common Stock (or other common equity interests (or certificates representing common equity interests) into which the Securities are then convertible), which will be deemed to have occurred if shares of Common Stock (or other common equity interests (or certificates representing common equity interests) into which the Securities are then convertible) are not listed on a U.S. national securities exchange.
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Last Reported Sale Price for the Common Stock (other than a Last Reported Sale Price referred to in the third sentence of such definition) is available for such day; provided that if the Common Stock is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the third sentence of that definition), “Trading Day” will mean any Business Day.
     “Trading Price” per $1,000 principal amount of the Securities as of the Close of Business on the Trading Day immediately preceding April 15, 2013 means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by at least three U.S. nationally recognized securities dealers retained by the Company for that purpose for $2,000,000 aggregate principal amount of Securities at 3:30 p.m. (New York City time); provided that if three such bids cannot reasonably be obtained, then the average of two such bids will be used; provided further that if two such bids cannot reasonably be obtained, then one such bid will be used. If a U.S. nationally recognized security dealer cannot reasonably obtain at least one bid for $2,000,000 aggregate principal amount of the Securities, then the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than $1,100 for such Trading Day.
     “Trigger Event” has the meaning specified in Section 7.04(d).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
     “U.S.” means the United States of America.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Subsidiaries (or a combination thereof).
     Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or certificates of public officials.
     Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04 Acts of Holders; Record Dates.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this

Indenture and (subject to Section 12.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.
          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 13.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
          (d) The ownership of Securities shall be proved by the Security Register.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.05 Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
               (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or
               (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to the address specified in Section 16.01, or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.
     Section 1.06 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by facsimile, with confirmation of transmission.
     Section 1.07 Trust Indenture Act. Regardless of whether this Indenture is qualified under the Trust Indenture Act, this Indenture incorporates and is governed by the provisions of the Trust Indenture Act that are required to be a part of and to govern indentures qualified under the Trust Indenture Act, unless otherwise provided herein. Any terms incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by any Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings ascribed to them therein. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act made a part of this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.08 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
ARTICLE 2
SECURITY FORMS
     Section 2.01 Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.
     Section 2.02 Form of Face of Security. [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF EVERGREEN SOLAR, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF A SECURITY PRIOR TO DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
          (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
          (C) FOR SO LONG AS THE SECURITYS ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A, OR
          (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144,

IF AVAILABLE, PRIOR TO ANY OFFER, SALE, PLEDGE OR TRANSFER PURSUANT TO CLAUSE (2)(D) ABOVE THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
     [INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

13% Convertible Senior Secured Notes due 2015

No. [ ]	U.S. $[ ]
CUSIP NO. [ ]
     Evergreen Solar, Inc., a Delaware corporation (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [       ], or registered assigns, the principal sum of [ ] UNITED STATES DOLLARS (U.S. $[ ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on April 15, 2015. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
     The issue date of this Security is April [ ], 2010.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security into shares of Common Stock of the Company and to the ability and obligation of the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EVERGREEN SOLAR, INC.
By:
Name:
Title:

     Section 2.03 Form of Reverse of Security.
EVERGREEN SOLAR, INC.
13% Convertible Senior Secured Notes due 2015
     This Security is one of a duly authorized issue of Securities of the Company, designated as its 13% Convertible Senior Secured Notes due 2015 (the “Securities”), limited in aggregate principal amount to $[       ], the guarantors from time to time party thereto (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) all issued or to be issued under and pursuant to an Indenture dated as of April 26, 2010 (the “Indenture”), among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.
     Interest. The Securities will bear interest at a rate of 13% per year. Interest on the Securities will accrue from and including April 26, 2010, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning October 15, 2010. Pursuant to Section 10.03 of the Indenture, in certain circumstances, the Holders of Securities shall be entitled to receive Additional Interest.
     Interest (including Additional Interest, if any) will be paid to the person in whose name a Security is registered at the Close of Business on the April 1 or October 1, as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.
     Ranking. The Securities constitute a senior secured obligation of the Company.
     Purchase at the Option of the Holder On a Specified Date. On April 15, 2013, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities or any portion thereof that is equal to $1,000 or a multiple of $1,000 Principal Amount, at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, April 15, 2013; unless:
               (i) the sum of (x) the aggregate outstanding principal amount of the Company’s 4% Senior Convertible Notes due 2013 (the “2013 Notes”) and (y) the aggregate outstanding principal amount of any Debt (other than Subordinated Debt) used to “refinance” the 2013 Notes, in each case as of the Close of Business on the Business Day immediately preceding April 15, 2013, is less than $50,000,000 aggregate principal amount then outstanding; or

               (ii) the Trading Price per $1,000 principal amount of the Securities at the Close of Business on the Trading Day immediately preceding April 15, 2013 exceeds $1,100;
provided, however, that on April 15, 2013, the Company will pay accrued and unpaid interest (including Additional Interest, if any) to, but excluding, April 15, 2013, to the Holder of record as of the immediately preceding Regular Record Date.
     Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Maturity Date at 100% of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.
     Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     Payment of Specified Date Purchase Price and Fundamental Change Purchase Price. If money sufficient to pay the Specified Date Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be redeemed or purchased on the Specified Purchase Date or on a Fundamental Change Purchase Date, respectively, is deposited with the Paying Agent on the Specified Purchase Date or the Fundamental Change Purchase Date, respectively, such Securities will cease to be outstanding and interest will cease to accrue on such Securities (or portions thereof) immediately after such Specified Purchase Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Specified Date Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security).
     Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 7 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into shares of Common Stock at the Applicable Conversion Rate. The initial Conversion Rate is 525.2462 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a Conversion Price of approximately $1.90), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will issue shares of Common Stock as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

     Rule 144A Information. If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will file all reports, if any, as would be required by the provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended, with the Trustee and will furnish to holders, beneficial owners and prospective purchasers of the Securities or shares issuable upon conversion of the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.
     Acceleration of Maturity. If an Event of Default shall occur and be continuing, the Principal Amount plus interest (including Additional Interest, if any) through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     Modification and Amendment with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Collateral Documents and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture and the Collateral Documents at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     Limitation on Suits. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security and indemnity reasonably satisfactory to it, the Trustee shall not have received from the Holders of a majority in aggregate Principal Amount of outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security in the case of an Event of Default under Section 10.01(a) or Section 10.01(b) of the Indenture.
     Unconditional Rights of Holders to Receive Payment. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Specified Date Purchase Price or Fundamental Change Purchase Price of, and interest (including Additional Interest, if any) on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.
     No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     Denominations. The Securities are issuable only in registered form in denominations of $1,000 and any multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York.
     Defined Terms. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[INCLUDE IF SECURITY IS A GLOBAL SECURITY — SCHEDULE OF EXCHANGES OF SECURITIES
Evergreen Solar, Inc.
13% Convertible Senior Secured Notes due 2015
     The following exchanges of a part of this Global Security for Physical Securities or a part of another Global Security have been made:

Principal amount of
	Amount of decrease	Amount of increase	this Global	Signature of
	in principal amount	in principal amount	Security following	authorized
	of this Global	of this Global	such decrease (or	signatory of
Date of Exchange	Security	Security	increase)	Trustee]

ASSIGNMENT FORM
     If you want to assign this Security, fill in the form below and have your signature guaranteed:
     I or we assign and transfer this Security to:
     (Print or type name, address and zip code and social security or tax ID number of assignee)
     and irrevocably appoint                                                                 agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:
     Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

     [Check One]
     (1) ☐ to the Company or a subsidiary thereof; or
     (2) ☐ to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act;
     (3) ☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
     (4) ☐ pursuant to another available exemption from the registration requirements of the Securities Act.
     Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:
     NOTE: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

     NOTICE: To be executed by an executive officer.

CONVERSION NOTICE
     If you want to convert this Security into Common Stock of the Company, check the box: ☐
     To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):
     $
     If you want the share certificate, if any, made out in another person’s name, fill in the form below:
     (Insert other person’s social security or tax ID no.)
     (Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:
     NOTE: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 2.04 Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	____________	U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:
Authorized Signatory
     Section 2.05 Legend on Restricted Securities During the period beginning on the Issue Date and ending on the later of (x) one year after the last original Issue Date or such shorter period of time as permitted by Rule 144 under the Act or any successor provision thereunder and (y) such later date, if any, as may be required by applicable law, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a “Restricted Security” and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.06. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.06 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate from the Company directing it to do so.
ARTICLE 3
THE SECURITIES
     Section 3.01 Title and Terms; Payments.The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is limited to $165,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.05, 3.06, 3.07, 3.10, 5.05 or 6.05.
     The Securities shall be known and designated as the “13% Convertible Senior Secured Notes due 2015” of the Company. The Principal Amount shall be payable at the Maturity Date.
     The Principal Amount of and interest on Global Securities registered in the name of the Depositary or its nominee shall be paid by wire transfer in immediately available funds to the Depositary or its nominee, as applicable.
     The Principal Amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate Principal Amount of $1,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and

(ii) to Holders having an aggregate Principal Amount of more than $1,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.
     Section 3.02 Ranking The Securities constitute a senior secured obligation of the Company.
     Section 3.03 Denominations The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any multiple of $1,000 in excess thereof.
     Section 3.04 Execution, Authentication, Delivery and Dating The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors, any of its vice chairmen of the Board of Directors, its chief executive officer, its president, any of its vice presidents, its principal financial officer or its treasurer.
     Securities bearing the manual or facsimile signatures of an individual who was at any time a proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Section 3.05 Temporary Securities Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.02.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.
Section 3.06 Registration; Registration of Transfer and Exchange; Restrictions on Transfer.
          (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.10).
     At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Securities.

     Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legends required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities that are issued upon registration of transfer of, or in exchange for, Securities that are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05 not involving any transfer.
     Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Specified Date Purchase Notice or a Fundamental Change Purchase Notice has been delivered and not withdrawn, except that where such Specified Date Purchase Notice or Fundamental Change Purchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.
          (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.06(b) or Section 3.10. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.
     The restrictions imposed by this Section 3.06 and by Sections 2.02 and 2.05 and 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Security has been transferred in compliance with Rule 144. Any Restricted Security as to which the Company has delivered to the Trustee an Officers’ Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05.
     As used in the preceding two paragraphs of this Section 3.06, the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.
          (c) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

     Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section 3.07, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.08 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.
     Section 3.09 Book-Entry Provisions for Global Securities.
          (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
          (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) such Depositary has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the outstanding Securities shall have become due and payable pursuant to Section 10.02 and the Holders of the Securities request that Physical Securities be issued or (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.
          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.
          (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.
          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by paragraph (b) of Section 3.10, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

          (f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
     Section 3.10 Cancellation and Transfer Provisions.
     The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion (pursuant to Article 7 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Securities so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Securities. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.
          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:
               (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
               (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.
          (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
               (c) General. By its acceptance of any Security bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.
     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
     Section 3.11 CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 4
PARTICULAR COVENANTS
     Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest (including Additional Interest, if any), on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.
     Section 4.02 Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 12.11(a) and the third paragraph of Section 12.12. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Securities it can identify from its records.
     Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 12.11, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04 Provisions as to Paying Agent.
          (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
               (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest (including Additional Interest, if any) on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities;
               (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest (including Additional Interest, if any) on the Securities when the same shall be due and payable; and
               (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of or interest (including Additional Interest, if any) on the Securities, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m. New York City time, on such date.
          (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest (including Additional Interest, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of or interest (including Additional Interest, if any) on the Securities when the same shall become due and payable.

          (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
          (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 14.03 and Section 14.04.
     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 4.05 Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.
     Section 4.06 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Guarantor or any Significant Subsidiary to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.
     Section 4.07 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company, any Guarantor or any Significant Subsidiary or upon the income, profits or property of the Company, any Guarantor or any Significant Subsidiary, (ii) all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, any Guarantor or any Significant Subsidiary and (iii) all material stamps and other duties, if any, which may be imposed by the United States, or any political subdivision thereof, or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
     Section 4.08 Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, file all reports, if any, as would be required by the provisions of Section 314(a) of the Trust Indenture Act and make available to any holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.
     Section 4.09 Resale of Certain Securities. During the period beginning on the date of issuance of the Securities and ending on the date that is one year thereafter, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.
     Section 4.10 Commission Filings and Reports. Any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act must be filed by the Company with the Trustee within 15 days after the same are filed with the Commission. Documents filed by the Company with the Commission via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.
     If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file all reports, if any, as would be required by the provisions of Section 314(a) of the Trust Indenture Act with the Trustee.
     Section 4.11 Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.
     Section 4.12 Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 10.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 4.13 Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.14 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 2010, an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) or the Security Agreement and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Any notice required to be given under this Section 4.14 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.
     Section 4.15 Limitation on Debt and Disqualified or Preferred Stock
          (a) The Company
               (1) will not, and will not permit any of its Subsidiaries to, Incur any Debt; and
               (2) will not, and will not permit any Subsidiary to, Incur any Disqualified Stock, and will not permit any of its Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Subsidiaries held by the Company or a Subsidiary, so long as it is so held).
          (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Subsidiary may Incur the following (“Permitted Debt”):
               (1) Debt of the Company or any Subsidiary to the Company or any Subsidiary so long as (x) such Debt continues to be owed to the Company or a Subsidiary, (y) if the obligor is the Company or a Guarantor and the obligee is not the Company or a Guarantor, such Debt is subordinated in right of payment to the Securities (it being understood that such subordination need not include payment blockage rights prior to an insolvency or bankruptcy) and

(z) the aggregate principal amount of Debt owing to the Company and the Guarantors by Subsidiaries that are not Guarantors does not exceed $5,000,000 at any time outstanding;
               (2) Debt of the Company pursuant to the Securities in an aggregate principal amount not to exceed $165,000,000 and Debt of any Guarantor pursuant to a Note Guaranty of the Securities;
               (3) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt, in whole or in part, in an amount not to exceed the principal amount and accrued interest of the Debt so refinanced, plus premiums, commissions, costs, fees and expenses; provided that
                    (i) such Debt must be Subordinated Debt; provided that, notwithstanding the foregoing, any Permitted Refinancing Debt Incurred to refinance the 2013 Notes need not be Subordinated Debt so long as (x) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the 2013 Notes so refinanced, (y) the Stated Maturity of such Permitted Refinancing Debt is no earlier than the Stated Maturity of the 2013 Notes and (z) such Permitted Refinancing Debt is not secured by any Liens on any assets of the Company or any of its Subsidiaries,
                    (ii) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Subsidiary that is not a Guarantor unless such Subsidiary was an obligor on the Debt being refinanced, and
                    (iii) Debt Incurred pursuant to clauses (1), (4), (5) and (8) may not be refinanced pursuant to this clause;
               (4) Hedging Agreements of the Company or any Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Subsidiaries and not for speculation;
               (5) Debt of the Company or any Subsidiary with respect to letters of credit, bank guarantees and bankers’ acceptances issued in the ordinary course of business, including letters of credit supporting performance, surety or appeal bonds, and indemnification, adjustment of purchase price (including earn-outs) or similar obligations incurred in connection with the acquisition or disposition of any stock, business or assets;
               (6) Acquired Debt in an aggregate principal amount not to exceed $5,000,000 at any time outstanding less the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;
               (7) Debt of the Company or any Subsidiary outstanding on the Issue Date (and, for purposes of clause (3)(C), not otherwise constituting Permitted Debt);
               (8) Debt of the Company or any Subsidiary, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property, plant or equipment for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, installation or improvement of such property, plant or equipment (whether through the direct purchase of assets or through the purchase of the Equity Interests of a Person that becomes a Subsidiary owning such assets), provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed $10,000,000 at any time outstanding;
               (9) Debt of any Foreign Subsidiary;
               (10) Debt constituting an Investment permitted by clause (6) or clause (7) of the definition of Permitted Investment;
               (11) Subordinated Debt of the Company or any Guarantor;
               (12) any Guarantee (x) by the Company or any Guarantor of any Debt of the Company or any Guarantor constituting Permitted Debt, (y) by any non-Guarantor Subsidiary of any Debt of the Company, any Guarantor or any non-Guarantor Subsidiary constituting Permitted Debt and (z) permitted by clause (7) of the definition of Permitted Investment; provided that, in each case, if the Debt being Guaranteed is subordinated to the Securities or the Note Guaranties, then the Guarantee shall be subordinated to the Securities and the Note Guaranties to the same extent as the Debt so Guaranteed;
               (13) Debt of the Company or any of its Subsidiaries in respect of workers’ compensation claims and self-insurance obligations incurred in the ordinary course of business;
               (14) Debt of the Company or any of its Subsidiaries to the extent that the net proceeds thereof are immediately deposited to discharge all of the Securities and this Indenture in accordance with the provisions of Article 14; and
               (15) Debt of the Company or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed $5,000,000.
          (c) Notwithstanding any other provision of this Section 4.15, for purposes of determining compliance with this Section 4.15, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Subsidiary may Incur under this Section 4.15. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

          (d) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 4.15, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this Section 4.15, and may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.15 at any time. For purposes of determining any particular amount of Debt described in this Section 4.15, Guarantees in support of letters of credit supporting Debt shall not be included to the extent such letters of credit are included in the amount of Debt.
          (e) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt of the same class will not be deemed to be an Incurrence of Debt for purposes of this covenant but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt.
          (f) Neither the Company nor any Guarantor may Incur any Debt that is subordinate in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinate in right of payment to the Securities or the relevant Note Guaranty, as the case may be, to the extent and in the same manner as such Debt is subordinated to other Debt. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt otherwise permitted hereunder. The Indenture will not treat (1) unsecured Debt as subordinated or junior to secured Debt merely because it is unsecured or (2) senior Debt as subordinated or junior to any other senior Debt merely because it has a junior priority with respect to the same collateral.
     Section 4.16 Limitation on Liens. The Company will not, and will not permit any Subsidiary to, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.
     Section 4.17 Limitation on Asset Sales. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of any assets of the Company or any Subsidiary (any such sale, lease, transfer or disposition, a “disposition”), other than:
          (a) any disposition of cash or Cash Equivalents;
          (b) any disposition by the Company to any Guarantor;
          (c) any disposition by any Guarantor to the Company or another Guarantor;
          (d) any disposition by any Subsidiary (other than a Guarantor) to any other Subsidiary or to the Company;
          (e) any disposition of assets (other than of Intellectual Property) by the Company or any Guarantor to any Foreign Subsidiary having a Fair Market Value not to exceed $2,000,000 in the aggregate in any calendar year;

          (f) any disposition of assets by the Company or any Subsidiary (other than a disposition of Intellectual Property or the Equity Interests of any Guarantor) so long as (i) the Company or such Subsidiary receives consideration at the time of such disposition at least equal to the Fair Market Value of the asset disposed of and (ii) no later than 365 days after the receipt of any proceeds consisting of cash or Cash Equivalents, the Company or such Subsidiary uses such net cash proceeds from such disposition to make capital expenditures or otherwise acquire Additional Assets; provided that to the extent the assets disposed of were (or were required to be) Collateral, the assets acquired shall be pledged as Collateral;
          (g) any disposition (other than a disposition of Equity Interests in a non-Guarantor unless these interests constitute all or substantially all of the assets of the Company and its Subsidiaries as an entirety or substantially as an entirety, in one transaction or a series of related transactions) that constitutes a transaction subject to and made in compliance with the provisions of Article 11;
          (h) the disposition by the Company or any Subsidiary in the ordinary course of business of (i) inventory and other assets acquired and held for resale in the ordinary course of business or (ii) damaged, worn out, surplus or obsolete assets;
          (i) the granting by the Company or any Subsidiary in the ordinary course of business of rights to others pursuant to leases and non-exclusive licenses;
          (j) the creation of any Lien permitted by the Indenture;
          (k) other than a Restricted Payment or Investment involving a disposition of Intellectual Property, any Restricted Payment or Investment permitted under Section 4.18;
          (l) the settlement, waiver, release or surrender of claims or litigation rights of any kind;
          (m) any sale of property to the lessor thereof in connection with a Capital Lease permitted under Section 4.15;
          (n) any transfer as a result of from any condemnation, seizure or taking by exercise of the power of eminent domain of any property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset;
          (o) the disposition of the shares of Evergreen Solar (China) Co., Ltd. to the extent required by Section 5.2 of the Equity Transfer Agreement, dated July 24, 2009, between the Company, Hubei Science & Technology Investment Co., Ltd. and various parties (as such agreement is in effect on the Issue Date); and
          (p) the disposition of the shares of Evergreen Solar (China) Co., Ltd. to the extent required by Section 3.3 or Section 3.4 of the Jiawei Manufacturing Services Agreement or the disposition of assets of Evergreen Solar (China) Co., Ltd. to the extent required by Section 3.5(c) of the Jiawei Manufacturing Services Agreement.
     Section 4.18 Limitation on Investments and Restricted Payments

The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to (the payments and other actions described in the following clauses, “Restricted Payments”):
          (a) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Subsidiaries;
          (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary held by Persons other than the Company or any of its Subsidiaries;
          (c) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to any Restricted Debt except regularly scheduled payments of interest or principal; or
          (d) make any Investment other than a Permitted Investment.
The foregoing will not prohibit:
          (a) so long as no Default of Event of Default exists, any repurchase, redemption, defeasance or other acquisition or retirement for value of Debt or Disqualified Stock of the Company or any Subsidiary upon a Fundamental Change to the extent required by the agreement governing such Debt; provided that the Company has first made an offer to repurchase the Securities as required under Article 6 and has made any required payments with respect to such offer;
          (b) the accrual, declaration and payment of dividends or distributions by a Subsidiary, on a pro rata basis or on a basis more favorable to the Company or to the Subsidiary that is the parent of such Subsidiary, as the case may be;
          (c) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Subsidiaries (or permitted transferees of such current or former officer, director, consultant or employee), pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year may not exceed $1,000,000; provided further that the cancellation of Debt owing to the Company or any Subsidiary from any current or former officer, director, consultant or employee of the Company or any Subsidiary in connection with any such repurchase, redemption, acquisition or retirement of Equity Interests of the Company or any Subsidiary of the Company will not be deemed to constitute a Restricted Payment;
          (d) the purchase of fractional shares of Capital Stock of the Company arising out of stock dividends, splits or combinations or mergers, consolidations or other acquisitions or the payment of cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

          (e) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests deemed to occur upon the exercise, exchange or conversion of stock options, warrants or other similar rights to the extent such Equity Interests represent a portion of the exercise or exchange price of those stock options, warrants or other similar rights, and the repurchase, redemption or other acquisition or retirement of Equity Interests made in lieu of withholding taxes resulting from the exercise, exchange or conversion of stock options, warrants or other similar rights;
          (f) payments or distributions to stockholders of a Person acquired by the Company or a Subsidiary (the shareholders of which are not Affiliates of the Company) pursuant to appraisal or similar rights required under applicable law in connection with any merger, consolidation or other acquisition by the Company or any Subsidiary;
          (g) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Restricted Debt with the proceeds of, or in exchange for, Subordinated Debt;
          (h) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Restricted Debt in exchange for, or out of the proceeds of, a substantially concurrent offering of Qualified Equity Interests of the Company;
          (i) in connection with any acquisition by the Company or by any of its Subsidiaries, the receipt or acceptance of the return to the Company or any of its Subsidiaries of Capital Stock of the Company or any Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of a purchase price adjustment (including earn-outs and similar obligations);
          (j) the distribution of rights pursuant to any customary shareholder rights plan or the redemption of such rights in accordance with the terms of any such shareholder rights plan; and
          (k) the repayment, redemption, repurchase or other acquisition or retirement for value of the 2013 Notes with the net cash proceeds from the issuance of the Securities or the net cash proceeds of Permitted Refinancing Debt.
     Section 4.19 Additional Note Guaranties; Maintenance of Guarantors. If (i) the Company or any of its Subsidiaries acquires or creates a Wholly Owned Domestic Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) or (ii) any Wholly Owned Domestic Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, such Wholly Owned Domestic Subsidiary must provide a Note Guaranty within 30 days after such acquisition or creation or after the date on which such Subsidiary ceases to be an Excluded Subsidiary, as the case may be.
     The Company shall not, and shall not permit any of its Subsidiaries to, take any action that results or would result in any Guarantor ceasing to be a Wholly Owned Domestic Subsidiary.
     Section 4.20 Obligation to Seek Shareholder Approval. The Company agrees not take any action that would result in a Fundamental Change pursuant to clause (3) or clause (4) of the definition of Change in Control unless both the action resulting in the Fundamental Change and the adjustment to the Conversion Rate set forth above under Section 7.07 are approved by the Company’s stockholders.

     Section 4.21 Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities, the Note Guaranties or the Collateral Documents unless such consideration is offered to be paid or agreed to be paid to all holders of the Securities that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
ARTICLE 5
PURCHASE AT OPTION OF HOLDERS ON A SPECIFIED DATE
     Section 5.01 Purchase at Option of Holder on a Specified Date.
          (a) Generally. On April 15, 2013 (the “Specified Purchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities or any portion thereof that is equal to $1,000 or a multiple of $1,000 Principal Amount, at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Specified Purchase Date (the “Specified Date Purchase Price”); unless:
               (i) the sum of (x) the aggregate outstanding principal amount of the Company’s 4% Senior Convertible Notes due 2013 (the “2013 Notes”) and (y) the aggregate outstanding principal amount of any Debt (other than Subordinated Debt) used to “refinance” the 2013 Notes, in each case, as of the Close of Business on the Business Day immediately preceding the Specified Purchase Date, is less than $50,000,000 aggregate principal amount then outstanding; or
               (ii) the Trading Price per $1,000 principal amount of the Securities at the Close of Business on the Trading Day immediately preceding the Specified Purchase Date exceeds $1,100;
provided, however, that on the Specified Purchase Date the Company will pay accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Specified Purchase Date, to the Holder of record as of the immediately preceding Regular Record Date.
     Purchases of Securities under this Section 5.01 shall be made, at the option of the Holder thereof upon:
               (i) delivery to the Paying Agent a duly completed notice (the “Specified Date Purchase Notice”) in the form set forth on Exhibit B hereto at any time from the opening of business on the date that is 25 Business Days prior to the Specified Purchase Date until the Close of Business on the Specified Purchase Date, subject to extension to comply with applicable law, which must specify:
                    (A) if the Securities are Physical Securities, the certificate numbers of the Holder’s Securities to be delivered for purchase or if such Securities are not Physical Securities, the Holder’s notice must comply with the appropriate procedures of the Depositary and its direct and indirect participants;

                    (B) the portion of the Principal Amount of the Holder’s Securities to be purchased, which must be $1,000 or a multiple thereof; and
                    (C) that the Holder’s Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
               (ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Specified Date Purchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Specified Date Purchase Price therefor; provided that such Specified Date Purchase Price shall be so paid pursuant to this Section 5.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Specified Date Purchase Notice.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the Specified Date Purchase Price to be received by the Holder promptly following the later of the Specified Purchase Date or the time of the book-entry transfer or delivery of the Securities.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Specified Date Purchase Notice contemplated by this Section 5.01 shall have the right to withdraw such Specified Date Purchase Notice (in whole or in part) at any time prior to the Close of Business on the Business Day prior to the Specified Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.03 below.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Specified Date Purchase Notice or written notice of withdrawal thereof.
          (b) Specified Date Company Notice. On a date not less than 25 Business Days prior to the Specified Purchase Date, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a written notice (the “Specified Date Company Notice”) of the purchase right at the option of the Holders arising as a result thereof and the procedures that Holders must follow to require the Company to purchase its Securities. Such mailing shall be by first class mail or delivered to DTC in accordance with its applicable procedures so long as DTC is acting as Depositary for the Securities. Simultaneously with providing such Specified Date Company Notice, the Company shall publicly announce the relevant information through a reputable national newswire in the United States and make such information available the Company Website.
     Each Specified Date Company Notice shall specify:
               (i) the Specified Date Purchase Price;
               (ii) the Specified Purchase Date;
               (iii) the last date on which a Holder may exercise the purchase right;

               (iv) the name and address of the Paying Agent and the Conversion Agent, if applicable;
               (v) if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;
               (vi) if applicable, that the Securities with respect to which a Specified Date Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Specified Date Purchase Notice in accordance with Section 5.03; and
               (vii) the procedures that Holders must follow to require the Company to purchase their Securities.
     No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 5.01.
          (c) No Payment During Events of Default. Notwithstanding the foregoing, no Securities may be purchased by the Company at the option of the Holders pursuant to this Section 5.01 if an Event of Default has occurred and is continuing other than an Event of Default that is cured by payment of the Specified Date Purchase Price on the Specified Purchase Date.
          (d) Payment of Specified Date Purchase Price. The Securities to be purchased pursuant to this Section 5.01 shall be paid for in cash.
     Section 5.02 Effect of Specified Date Purchase Notice. Upon receipt by the Paying Agent of the Specified Date Purchase Notice specified in Section 5.01(a), the Holder of the Security in respect of which such Specified Date Purchase Notice was given shall (unless such Specified Date Purchase Notice is withdrawn as specified in Section 5.03) thereafter be entitled to receive solely the Specified Date Purchase Price with respect to such Security. Such Specified Date Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Specified Purchase Date with respect to such Security (provided the conditions in Section 5.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.01(a).
     Section 5.03 Withdrawal of Specified Date Purchase Notice. A Specified Date Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Specified Date Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Specified Purchase Date, specifying:
               (i) if the Securities are Physical Securities, the certificate numbers of the withdrawn Securities, or if such securities are not Physical Securities, the notice must comply with appropriate procedures of the Depositary and its direct and indirect participants; and
               (ii) the Principal Amount of the withdrawn Securities;

               (iii) the Principal Amount of such Securities that remains subject to the original Specified Date Purchase Notice.
     Section 5.04 Deposit of Specified Date Purchase Price. Prior to 10:00 a.m. New York City time on the Specified Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Specified Purchase Date) sufficient to pay the Specified Date Purchase Price, of all the Securities or portions thereof that are to be purchased as of the Specified Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 5.04.
     If the Paying Agent holds money sufficient to pay the Specified Date Purchase Price of any Security for which a Specified Date Purchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Close of Business on the Business Day immediately preceding the Specified Purchase Date, then immediately following the Specified Purchase Date, (a) any such Security will cease to be outstanding and interest, including Additional Interest if any, will cease to accrue thereon on the Specified Purchase Date (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Specified Date Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or transfer of such Security).
     Section 5.05 Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased; provided that in no event shall a Security of a Principal Amount of $1,000 or less be redeemed in part.
     Section 5.06 Covenant to Comply With Securities Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 5.01 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 5.01 to be exercised in the time and in the manner specified in Section 5.01.
     Section 5.07 Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed, together with interest (including Additional Interest, if any) or dividends, if any, thereon, held by them for the payment of the Specified Date Purchase Price;

provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.04 exceeds the aggregate Specified Date Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Specified Purchase Date, then as soon as practicable following the Specified Purchase Date, the Paying Agent shall return any such excess to the Company.
ARTICLE 6
PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE
     Section 6.01 Purchase at Option of Holders upon a Fundamental Change.
          (a) Generally. If there shall occur a Fundamental Change at any time prior to the Maturity Date of the Securities, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase all of such Holder’s Securities, or any portion thereof that is equal to $1,000 or a multiple of $1,000 Principal Amount, on a date specified by the Company that is not less than 20 Business Days nor more than 35 Business Days after the delivery date of the Fundamental Change Company Notice (as defined below), subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to 100% of the Principal Amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the "Fundamental Change Purchase Price”), subject to the satisfaction by the Holder of the requirements set forth in Section 6.01(c); provided, however, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay accrued and unpaid interest (including Additional Interest, if any) to the Holder of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price payable to the Holder of such Security will be 100% of the principal amount of such Security.
          (b) Delivery of Fundamental Change Company Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall deliver or cause to be delivered to all Holders of record of the Securities at their addresses shown in the Security Register a notice as set forth in Section 6.02 (the “Fundamental Change Company Notice”) with respect to such Fundamental Change. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Conversion Agent and the Paying Agent at such time as it is mailed to Holders of Securities. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publicly announce the relevant information through a reputable national newswire in the United States and make such information available on the Company Website.
     No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 6.01.
          (c) Delivery of Fundamental Change Purchase Notice. For Securities to be purchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time after the occurrence of the Fundamental Change and prior to Close of Business, on the Business Day immediately preceding the Fundamental Change Purchase Date,

               (i) a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on Exhibit A hereto on or prior to the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law, which must specify:
                    (A) if the Securities are Physical Securities, the certificate numbers of the Holder’s Securities to be delivered for purchase or if such Securities are not Physical Securities, the Holder’s notice must comply with the appropriate procedures of the Depositary and its direct and indirect participants;
                    (B) the portion of the Principal Amount of the Holder’s Securities to be purchased, which must be $1,000 or a multiple thereof; and
                    (C) that the Holder’s Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
               (ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 6.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice and no written notice of withdrawal in accordance and complying with Section 6.03 shall have been received by the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day immediately preceding the Fundamental Change Purchase Date.
     All questions as to the validity, eligibility (including time of receipt) and acceptance of Securities for purchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
          (d) The Company shall purchase from the Holder thereof, pursuant to this Section 6.01, a portion of a Security, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security shall apply to the purchase of such portion of such Security.
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
          (f) No Payment During Events of Default. Notwithstanding the foregoing, no Securities may be purchased by the Company at the option of the Holders pursuant to this Section 6.01 if an Event of Default has occurred and is continuing other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 6.01 shall be consummated by the delivery to the Trustee of the consideration to be received by the

Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Securities.
     Section 6.02 Fundamental Change Purchase Notice. In connection with any purchase of Securities pursuant to Section 6.01, the Fundamental Change Company Notice shall:
               (i) state the Fundamental Change Purchase Price and the Fundamental Change Purchase Date to which the Fundamental Change Company Notice relates;
               (ii) state the event constituting the Fundamental Change and the effective date of the Fundamental Change;
               (iii) state that the Fundamental Change Purchase Price will be paid in cash;
               (iv) state that Holders must exercise their right to elect purchase prior to 5:00 p.m. New York City time on the Business Day immediately preceding the Fundamental Change Purchase Date;
               (v) state the name and address of the Paying Agent;
               (vi) state that Securities must be surrendered to the Paying Agent to collect the Fundamental Change Purchase Price;
               (vii) if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;
               (viii) state that a Holder may withdraw its Fundamental Change Purchase Notice in whole or in part at any time prior to Close of Business time on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a valid written notice of withdrawal in accordance with Section 6.03;
               (ix) state that the Securities are then convertible, the then Applicable Conversion Rate resulting form the Fundamental Change transaction and expected changes in cash, shares or other property deliverable upon conversion of the Securities as a result of the occurrence of the Fundamental Change;
               (x) state that Securities as to which a Fundamental Change Purchase Notice has been given may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of this Indenture;
               (xi) state the amount of interest accrued and unpaid per $1,000 principal amount of Securities to, but excluding, the Fundamental Change Purchase Date; and
               (xii) state the CUSIP number of the Securities.
     A Fundamental Change Company Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the

Company’s name and at the Company’s expense; provided, that the text of the Fundamental Change Company Notice shall be prepared by the Company.
     The Company will, to the extent required, (i) comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may be applicable at the time of the purchase of the Securities, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 6.01 to be exercised in the time and in the manner specified in Section 6.01.
     Notwithstanding the foregoing, the Company will not be required to make an offer to purchase the Securities after the Maturity Date.
     No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 6.01.
     Section 6.03 Effect of Fundamental Change Purchase Notice; Withdrawal.
          (a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 6.01, the Holder of the Securities in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Securities. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds and/or the Securities by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Securities (provided the Holder has satisfied the conditions in Section 6.01) and (y) the time of book-entry transfer or delivery of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 6.01. The Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 7 hereof on or after the date of delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.
          (b) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to Close of Business time on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
               (i) if the Securities are Physical Securities, the certificate numbers of the withdrawn Securities, or if such securities are not Physical Securities, the notice must comply with appropriate procedures of the Depositary and its direct and indirect participants;
               (ii) the Principal Amount of the Securities with respect to which notice of withdrawal is being submitted, which must be in $1,000 or whole multiples thereof; and
               (iii) the Principal Amount, if any, of such Securities which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company, which must be $1,000 or whole multiples thereof.

     If a Fundamental Change Purchase Notice is properly withdrawn, the Company shall not be obligated to purchase the Securities listed on the Fundamental Change Purchase Notice.
     Section 6.04 Deposit of Fundamental Change Purchase Price. No later than 10:00 a.m. New York City time on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the Fundamental Change Purchase Price, of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 6.04.
     If on the Fundamental Change Purchase Date the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the Securities that Holders have elected to require the Company to purchase in accordance with Section 6.01, then, as of the Fundamental Change Purchase Date, (a) such Securities will cease to be outstanding and interest, including Additional Interest if any, will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or transfer of such Security). This will be the case whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent.
     Section 6.05 Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased; provided that in no event shall a Security of a Principal Amount of $1,000 or less be redeemed in part.
     Section 6.06 Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed, together with interest (including Additional Interest, if any) or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 6.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE 7
CONVERSION
     Section 7.01 Right to Convert.
          (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the Business Day immediately preceding April 15, 2015, to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or a multiple thereof, into shares of Common Stock.
          (b) Notwithstanding the foregoing, if a Holder of Securities has submitted Securities for purchase under Section 5.01 or Section 6.01, the Holder may convert such Securities only if the Holder first withdraws its Specified Date Purchase Notice pursuant to Section 5.03 or Fundamental Change Purchase Notice pursuant to Section 6.03.
          (c) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          (d) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities, and only to extent such Securities are deemed to have been converted into Shares of Common Stock pursuant to this Article 7.
     Section 7.02 Conversion Procedure.
          (a) Each Security shall be convertible at the office of the Conversion Agent.
          (b) In order to exercise the conversion right with respect to any interest in Global Securities, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 7.03 and any transfer taxes if required pursuant to Section 7.08. In order to exercise the conversion right with respect to any Physical Securities, the Holder of any such Securities to be converted, in whole or in part, shall:
               (i) complete and manually sign the conversion notice provided on the back of the Security (the "Conversion Notice”) or facsimile of the conversion notice;
               (ii) deliver such notice, which is irrevocable, and the Security to a Conversion Agent;
               (iii) if required, furnish appropriate endorsements and transfer documents;
               (iv) if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 7.03(c); and
               (v) if required, pay any transfer or similar tax.
     The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”
          (c) As soon as practicable, but in any event within three Business Days immediately following the Conversion Date, the Company shall issue and shall deliver to Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable in respect of such conversion in accordance with the provisions of this Article 7. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to such Holder, new Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.
     Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in Section 7.02(b) have been satisfied as to such Securities (or portion thereof); provided, however, that the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become as of the relevant Conversion Date the Holder of record of the shares of Common Stock represented thereby; provided further, that in case of any such surrender on any date when the share transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such share transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Securities shall be surrendered.
          (d) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.
          (e) Each share certificate representing shares of Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit C hereto.
     Section 7.03 Settlement upon Conversion.
          (a) With respect to any conversion of Securities, if any, the Company shall, subject to the provisions of this Article 7, deliver to converting Holders, in respect of each $1,000 Principal Amount of Securities being converted, a number of shares of Common Stock equal to the Applicable Conversion Rate.
          (b) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest (including Additional Interest, if any) unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates.
          (c) If Securities are converted after the Close of Business on a Regular Record Date for the payment of interest but prior to the Open of Business on the related Interest Payment Date, Holders of such Securities at the Close of Business on such Regular Record Date will receive the interest (including Additional Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the

immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on the Securities so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date preceding the Maturity Date; (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.
          (d) The Company shall not issue fractional shares upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Securities, the Company shall make payment an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Common Stock on the relevant Conversion Date by such fractional share and rounding the product to the nearest whole cent.
          (e) By delivery to the Holder of the full number of shares of Common Stock, together with any cash payment for fractional shares, issuable upon conversion, the Company will be deemed to satisfy in full its obligation to pay the Principal Amount of the Securities and all accrued and unpaid interest (and Additional Interest, if any) to, but not including, the Conversion Date. Upon conversion of the Securities, all accrued and unpaid interest (and Additional Interest, if any) to, but not including, the Conversion Date will be deemed to be paid in full rather than canceled, extinguished or forfeited, unless such conversion occurs after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date to which it relates, in which case such payment shall be made to the Holder of the converted Securities as of the Close of Business on the Regular Record Date.
     Section 7.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, in each case, to all or substantially all holders of Common Stock (other than a dividend or distribution in connection with a transaction to which Section 7.05 applies), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
——
OS0
where

CR0	=	the Conversion Rate in effect at 5:00 p.m. New York City time on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m. New York City time on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.
     Any adjustment made pursuant to this Section 7.04(a) shall become effective immediately prior to Open of Business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 7.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 7.04(a), the number of shares of Common Stock outstanding at Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution shall not include shares of Common Stock held in treasury, if any. The Company will not pay any dividend or make any distribution on Common Stock held in treasury, if any.
          (b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock (in each case, other than in connection with a transaction to which Section 7.05 applies), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
——
OS0
where

CR0	=	the Conversion Rate in effect at Close of Business on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock outstanding at Close of Business on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

     Any adjustment made pursuant to this Section 7.04(b) shall become effective immediately prior to Open of Business on the effective date of such subdivision or combination.
          (c) In case the Company shall issue rights (other than rights issued pursuant to a stockholder rights plan) or warrants to all or substantially all holders of Common Stock (other than an issuance in connection with a transaction to which Section 7.05 applies) entitling them to purchase, for a period expiring within 45 calendar days of the date of issuance, Common Stock at an aggregate price per share less than the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for the distribution, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS0 +X

OS0 +Y
where

CR0	=	the Conversion Rate in effect at Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding at Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such issuance.
     Any adjustment made pursuant to this Section 7.04(c) shall become effective immediately prior to Open of Business on the Ex-Dividend Date for such issuance. In the event that such rights or warrants described in this Section 7.04(c) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Company’s Board of Directors). For purposes of this Section 7.04(c), the number of shares of Common Stock outstanding at Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such issuance shall not include shares of Common Stock held in treasury, if any. The Company will not issue any rights or warrants in respect of shares of Common Stock held in treasury, if any.
          (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Common Stock, evidences of the Company’s indebtedness or assets, including securities but excluding
               (i) Any dividends or distributions referred to in Section 7.04(a) above;
               (ii) shares delivered in connection with subdivisions of Common Stock referred to in Section 7.04(b) above;
               (iii) any rights or warrants referred to in Section 7.04(c) above;
               (iv) any dividends or distributions referred to in Section Section 7.04(e) below; and
               (v) any dividends or distributions in connection with a transaction to which Section 7.05 applies; or
               (vi) any Public Spin-Offs to which the provisions set forth below in this Section 7.04(d) applies;
(any of the foregoing hereinafter in this Section 7.04(d) called the “Distributed Assets”), the Conversion Rate will be adjusted based on the following formula:

CR1 =CR0 x	SP0

SP0 — FMV
where

CR0	=	the Conversion Rate in effect at Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Company’s Board of Directors) on the Ex-Dividend Date for such distribution of the Distributed Assets so distributed, expressed as an amount per share of Common Stock.
     If the transaction that gives rise to an adjustment pursuant to this Section 7.04(d) is, however, one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of Capital Stock of any class or series of, or similar equity interests in, a Subsidiary or other business unit of the Company (i.e. a “spin-off”) that are, or when issued, will be, traded or listed on The Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any other U.S. national securities exchange or market (a “Public Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

CR1 =CR0 x	FMV0 + MP0

MP0
where

CR0	=	the Conversion Rate in effect at Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Distributed Assets applicable to one share of Common Stock during the 10 consecutive Trading Day period commencing on and including the effective date of the Public Spin-Off (the “Public Spin-Off Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock during the Public Spin-Off Valuation Period.
     Any adjustment made pursuant to this Section 7.04(d) shall become effective immediately prior to Open of Business on the Ex-Dividend Date for such distribution. If any dividend or distribution of the type described in this Section 7.04(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate is required pursuant to this Section 7.04(d) during any settlement period in respect of Securities that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 7.04(d).
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.04 (and no adjustment to the Conversion Rate under this Section 7.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.04(d), except as set forth in Section 7.12. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Trigger

Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof), except as set forth in Section 7.12. In addition, except as set forth in Section 7.12, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purpose of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.04 was made (including any adjustment contemplated by Section 7.12), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrant that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     No adjustment to the Conversion Rate shall be made pursuant to this Section 7.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to Holders of Securities upon conversion by such Holders of Securities to Common Stock.
          (e) In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Common Stock a dividend or other distribution of exclusively cash excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (y) any dividend or distribution in connection with a transaction to which Section 7.05 applies, the Conversion Rate will be adjusted based on the following formula:

CR1 =CR0 x	SP0

SP0 - C
where

CR0	=	the Conversion Rate in effect at Close of Business on the Trading Day immediately preceding the Ex-Dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of Common Stock.

     Any adjustment made pursuant to this Section 7.04(e) shall become effective immediately prior to Open of Business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 7.04(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (f) In case of purchases of Common Stock pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of Common Stock, to the extent that the Fair Market Value of cash and any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as it may be amended, the Conversion Rate will be adjusted based on the following formula:

AC + (SP1 x OS1)
CR1 = CR0 x
SP1 x OS0
     where

CR0	=	the Conversion Rate in effect at Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect on the Trading Day immediately following the Expiration Date;

AC	=	the Fair Market Value (as determined by the Company’s Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”) (after giving effect to such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (prior to giving effect to such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately after the Expiration Date.
     Any adjustment pursuant to this Section 7.04(f) shall become effective immediately prior to Open of Business on the Trading Day immediately following the Expiration Date. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 7.04(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 7.04(f). If an adjustment to the Conversion Rate is required pursuant to this Section 7.04(f) during any settlement period in respect of Securities that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 7.04(f).
          (g) In cases where the Fair Market Value of Distributed Assets and cash, other than with respect to a Public Spin-Off, as to which Section 7.04(d) and 7.04(e) apply, applicable to one share of Common Stock, distributed to holders of Common Stock:
               (i) equals or exceeds the average of Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or
               (ii) the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution exceeds the Fair Market Value of such Distributed Assets or cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Security will be entitled to receive upon conversion, in addition to Common Stock, the Distributed Assets or cash, as applicable, that such Holder would have been entitled to receive if such Holder had been a record holder of Common Stock on the Record Date for determining the stockholders entitled to receive the distribution.
          (h) In addition to those Conversion Rate adjustments required by Section 7.04(a), 7.04(b), 7.04(c), 7.04(d), 7.04(e) and 7.04(f), to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Market or the applicable rules of any stock exchange on which the Company’s Common Stock is listed at the relevant time, the Company from time to time may increase the Conversion Rate by a specified amount for a period of at least 20 Business Days, if the increase is irrevocable during the period and the Company’s Board of Directors shall have made a determination that such increase would be in the interest of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of Record of the Securities a notice of increase, which notice will be given at least 15 calendar days prior to the effective date of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     To the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Market or the applicable rules of any stock exchange on which the Company’s Common Stock is listed at the relevant time, the Company may also (but is not required to) to make such increases to the Conversion Rate, in addition to those required by Section 7.04(a), 7.04(b), 7.04(c), 7.04(d), 7.04(e) and 7.04(f), as the Company’s Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.

          (i) All calculations under this Article 7 shall be made by the Company and not by the Trustee or Conversion Agent, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or for any issuance of Common Stock or convertible or exchangeable securities or, except as provided in this Section 7.04, rights to purchase Common Stock or convertible or exchangeable securities.
          (j) Whenever the Conversion Rate is adjusted as herein provided, the Company will publicly announce through a reputable national newswire in the United States the relevant information and make this information available on the Company Website. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee and the Conversion Agent (provided the Conversion Agent is not the Company) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which each had knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of each Security at its last address appearing on the list of Holders provided for in Section 3.06, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (k) For purposes of this Section 7.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.
          (l) Notwithstanding any of the foregoing clauses in this Section 7.04, the applicable Conversion Rate will not be adjusted pursuant to this Section 7.04 if the Holders of the Securities are permitted to participate (as a result of holding the Securities and contemporaneously with holders of Common Stock) in any of the transactions that would otherwise give rise to adjustment pursuant to this Section 7.04 as if such Holders of the Securities held a number of shares of Common Stock equal to the Applicable Conversion Rate five Business Days prior to the effective date of the applicable transaction, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder, without having to convert their Securities.
          (m) The Company shall not take any voluntary action to increase the Conversion Rate of the Securities pursuant to this Section 7.04 without complying, if applicable, with the shareholder approval rules of The Nasdaq Global Select Market (including Market Rule 5635) or any stock exchange on which the Company’s Common Stock is listed at the relevant time.
     Section 7.05 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

          (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or
          (b) any consolidation or merger of the Company with or into another Person, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of all or substantially all of the Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture under Section 15.01 (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that from and after the effective date of such transaction each such Security shall, without the consent of any Holders of Securities, become convertible into, in lieu of the Common Stock otherwise deliverable, the same type (in the same proportion) of the consideration that the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”). In all cases, the conditions relating to conversion of Securities specified herein (including in Section 7.01, to the extent applicable, and Section 7.02) (modified as appropriate in the good faith judgment of the Company’s Board of Directors to apply properly to the Reference Property in lieu of Common Stock) and the provisions of Section 7.03 relating to the Company’s satisfaction of the conversion obligation upon conversion of Securities shall continue to apply following such transaction; provided, however, that if the holders of Common Stock receive only cash in such transaction, the conversion settlement amount shall equal the Conversion Rate in effect on the Conversion Date multiplied by the price paid per share of Common Stock in such transaction and settlement will occur on the third Trading Day following the Conversion Date. If such transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property shall be deemed to be the kind and amount of consideration elected to be received by a majority of shares of Common Stock voted for such an election (if electing between two types of consideration) or a plurality of shares of Common Stock voted for such an election (if electing between more than two types of consideration), as the case may be. The Company may not become a party to any such transaction unless its terms are consistent with the foregoing in all material respects. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 7, as determined in good faith by the Company or successor or purchasing corporation.
     If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets received thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Company’s Board

of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 7.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed or delivered to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 calendar days after execution thereof. Simultaneously with providing such notice, the Company shall announce through a reputable national newswire in the United States the relevant information and make this information available on the Company Website. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 7.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
     If this Section 7.05 applies to any event or occurrence, Section 7.04 shall not apply.
     Section 7.06 Adjustments of Prices. Whenever any provision of this Indenture requires a calculation of the Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such prices are to be calculated. Such adjustments will be effective as of the effective date of the adjustment to the Conversion Rate.
     Section 7.07 Adjustment upon Certain Fundamental Changes.
          (a) If and only to the extent a Holder elects to convert its Securities in connection with a Make-Whole Fundamental Change, the Company will, if stockholder approval has been obtained, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. No adjustment to the Conversion Rate for the Securities will be made without stockholder approval. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent during the period from the Business Day following the Effective Date of the Make-Whole Fundamental Change to Close of Business on the Business Day immediately preceding the related Fundamental Change Purchase Date.
          (b) The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed paid) per share of Common Stock in the Make-Whole Fundamental Change. If the Holders of the Common Stock receive only cash in a Make-Whole Fundamental Change, the Share Price will be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

          (c) The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the share price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 7.04.
          (d) The exact Share Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:
               (i) If the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the earlier and later Effective Dates, as applicable, based on a 360-day year.
               (ii) If the Share Price is greater than $4.50 per share (subject to adjustment as set forth in clause (c) of this Section 7.07), no Additional Shares will be added to the Conversion Rate.
               (iii) If the Share Price is less than $1.25 per share (subject to adjustment as set forth in clause (c) of this Section 7.07), no Additional Shares will be added to the Conversion Rate.
     Notwithstanding the foregoing, in no event shall the total number of Additional Shares added to the Conversion Rate exceed 274.7538 per $1,000 Principal Amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 7.04.
          (e) The Company will notify Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of any Make-Whole Fundamental Change on or prior to the later of (i) 10 calendar days prior to such Effective Date and (ii) the date on which the Company becomes aware (or should have become aware) of such anticipated Effective Date.
     Section 7.08 Taxes on Shares Issued. Any issue of share certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 7.09 Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall at all times maintain out of its authorized but unissued shares of Common

Stock enough shares to permit the issuance of shares of Common Stock upon the conversion, in accordance herewith, of all of the Securities. The shares of Common Stock due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices. All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free from all liens, taxes, charges or adverse changes.
     Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.
     The Company covenants to take all such actions as may be required for the payment in accordance herewith of shares of Common Stock, if any, deliverable upon the conversion of any Securities, including the acceptance of such shares of Common Stock into the book-entry system maintained by the Depositary. Without limiting the generality of the foregoing, the Company further covenants that, (i) if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be and (ii) if at any time Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as Common Stock shall be so listed on such exchange or automated quotation system, all shares of Common Stock issuable upon conversion of the Securities; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such shares of Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such shares of Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 7.10 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 7.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 12.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 7.11 Notice to Holders Prior to Certain Actions. In case:
          (a) the Company shall pay a dividend (or any other distribution) on shares of Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.04; or
          (b) the Company shall issue rights or warrants to the holders of all or substantially all of the shares of Common Stock to subscribe for or purchase any shares of any class of Capital Stock or any other rights or warrants; or
          (c) of any reclassification or change of the outstanding shares of Common Stock (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any consolidation or merger of the Company with or into another Person, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any other Person or Persons; or
          (d) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;
then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 3.06 of this Indenture, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of Common Stock rights, warrants, cash or other assets, debt securities or rights to purchase the Company’s securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition or liquidation, dissolution or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 7.12 Stockholder Rights Plan. If the Company has a stockholder rights plan in effect upon conversion of the Securities, Holders will receive upon conversion of Securities, in addition to such Common Stock, rights under the Company’s stockholder rights plan, unless prior to such conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock, shares of Capital Stock, evidences of indebtedness or assets as described in Section 7.04(d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 7.13 Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 7 shall be conclusive if made in good faith and in accordance with the provisions of this Article 7, absent manifest error, and set forth in a Board Resolution.
ARTICLE 8
NOTE GUARANTIES
     Section 8.01 The Guarantees. Subject to the provisions of this Article 8, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a secured basis, the full and punctual payment (whether at the Maturity Date, upon redemption, purchase pursuant to Article 5 or Article 6 or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under this Indenture and each other Note Document. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.
     Section 8.02 Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:
          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise;
          (b) any modification or amendment of or supplement to this Indenture or any Security;
          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any Guarantor hereunder;
          (d) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security;
          (e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture, any Security or any Note Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other amount payable by the Company under this Indenture; or
          (g) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 8.03 Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 8.04 Waiver by the Guarantors. Each Guarantor irrevocably waives (to the extent permitted by law) acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 8.05 Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 8, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided that such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment, so long as any amount payable by the Company hereunder or under the Securities remains unpaid.
     Section 8.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 8.07 Limits of Guarantees. Notwithstanding anything to the contrary in this Article 8, each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

     Section 8.08 Execution and Delivery of Note Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit E) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.
     Section 8.09 Release of Note Guaranty.
          (a) A Guarantor shall be released from all of its obligations under its Note Guaranty, this Indenture and the Security Agreements (if applicable):
               (i) upon a sale or other disposition (including by way of consolidation, merger, liquidation or dissolution) of the Guarantor following which such Guarantor ceases to be a direct or indirect Wholly Owned Domestic Subsidiary of the Company, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Subsidiary) otherwise permitted by this Indenture;
               (ii) upon the Guarantor becoming an Excluded Subsidiary; provided that if the applicable Subsidiary ceases to be an Excluded Subsidiary, it shall again become a Guarantor pursuant to Section 4.19;
               (iii) with the consent of the requisite holders of the Securities in accordance with Section 15.02, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Securities;
               (iv) a Guarantor ceasing to be a Wholly Owned Domestic Subsidiary of the Company in accordance with this Indenture; provided that if the applicable Subsidiary becomes a Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) it will again become a Guarantor pursuant to Section 4.19; or
               (v) upon discharge of the Indenture, as provided in Article 14;
and in each case the Company has delivered to the Trustee an Officers’ Certificate, stating that all conditions precedent herein relating to such release have been complied with and that such release is authorized and permitted hereunder.
          (b) If all of the conditions to release contained in this Section 8.09 have been satisfied, the Trustee shall execute any documents reasonably requested by the Company or any Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guaranty and the Collateral Documents (if applicable).

ARTICLE 9
SECURITY INTEREST
     Section 9.01 Grant of Security Interest.
          (a) The Company and the Guarantors shall, pursuant to the Collateral Documents and within the period permitted by the Collateral Documents, pledge the Collateral to the Collateral Agent and grant to the Collateral Agent for the benefit of the Secured Parties, a security interest in the Collateral, whether owned on the Issue Date or thereafter acquired, subject to Permitted Liens (the “Security Interest”), to secure the Secured Obligations. As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders, without preference, priority or distinction of any Holder thereof over any other such Holder by reason of differences in time of issuance, sale or otherwise, as security for the Secured Obligations.
          (b) The Company shall furnish to the Trustee and the Collateral Agent Opinions of Counsel as required by the Trust Indenture Act with respect to indentures that are secured by the mortgage or pledge of property. To the extent applicable, within 60 days after each April 15, beginning with April 15, 2011, the Company will comply with Sections 313(b) and 314(b) of the Trust Indenture Act, relating to reports with respect to the Collateral and annual opinions as to the validity of the Liens securing the Securities and Note Guaranties.
          (c) Each Holder, by its acceptance of the Securities, (i) authorizes and directs the Collateral Agent (x) to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith, and (y) to receive for the benefit of the Secured Parties any funds collected by or distributed to the Collateral Agent pursuant to the Collateral Documents and to make further distributions of such funds to the Secured Parties according to the provisions of this Indenture and (ii) without limiting the foregoing, consents and agrees to all of the terms and conditions of the Collateral Trust Agreement and the other Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral); provided that if any provision of the Collateral Documents limits, qualifies or conflicts with the requirements of the Trust Indenture Act made a part of this Indenture, the Trust Indenture Act will control.
          (d) In acting in its capacity as collateral agent, the Collateral Agent shall not be (i) deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as collateral agent to the extent that it acts pursuant to and in compliance with the terms and provisions of the Collateral Documents or (ii) liable for any action taken or omitted pursuant to and in compliance with the terms and provisions of the Collateral Documents.
          (e) In the event (i) the Trustee shall receive any written request from the Company, a Guarantor or the Collateral Agent under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or such Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by the Company or a Guarantor of any covenant or any breach of any representation or warranty of the Company or such Guarantor set forth in any Collateral Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Collateral Agent to respond shall be subject to the terms of the Collateral Documents. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the Outstanding Securities.
     Section 9.02 Release of Security Interest.
          (a) Upon the occurrence of any of the following events, the Company may, at its option, deliver to the Trustee an Officers’ Certificate (which shall set forth in reasonable detail such event and the Collateral subject to such event) requesting that the Security Interest in the Collateral subject to such event be released, and upon the receipt of such Officers’ Certificate, the Trustee shall instruct the Collateral Agent to release the Collateral subject to such event:
               (1) upon the release of a Guarantor from its Note Guaranty in accordance with the terms of this Indenture, the Security Interest in the assets of such Guarantor shall be released;
               (2) the Security Interest in all of the Collateral shall be released upon a satisfaction and discharge of this Indenture pursuant to Article 13 hereof;
               (3) upon any sale, transfer or other disposition of Collateral by the Company or any Guarantor to a Person that is not (either before or after the consummation of such sale, transfer or disposition) the Company or a Guarantor and which sale, transfer or other disposition is permitted by the Indenture (but excluding any transaction subject to Article 11 where the recipient is required to become the obligor on the Securities or a Guarantor), the Security Interest in such portion of the Collateral subject to such sale, transfer of other disposition shall be released;
               (4) with the consent of the requisite Holders in accordance with Section 14.02, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities, the Security Interest in the Collateral shall be released with respect to that portion of the Collateral that is the subject of such consent; and
               (5) upon the Incurrence of Debt permitted by Section 4.15(b)(8) that is secured by a Lien of the type described in clause (11) of the definition of Permitted Liens, the Security Interest shall be released with respect to that portion of the Collateral that is the subject of such Lien, but only (x) to the extent that the terms of such Debt (or of the Lien securing such Debt) prohibit the existence of a junior Lien upon the applicable property and (y) if any Lien securing Credit Agreement Obligations on the applicable junior property shall have also been released;
provided that in each case provided in clauses (1) to (5) above, (x) at the time of such release no Default or Event of Default shall have occurred and be continuing and (y) the Company shall have complied with Section 9.03 and the Collateral Trust Agreement.
          (b) The release of the Security Interest in any part of the Collateral shall not be deemed to impair the Security Interest in other parts of the Collateral under this Indenture or be deemed to be in contravention of the provisions of this Indenture and of the Collateral Documents if and to the extent such Security Interest in such part of the Collateral is released pursuant to the terms of this Indenture and the Collateral Documents.

          (c) Whenever any part of or all of the Security Interest is to be released pursuant to this Section 9.02 and the Collateral Documents, the Trustee shall, if necessary, or shall cause the Collateral Agent to, execute any reasonable document or termination statement necessary to release the Security Interest. Nothing set forth in this Section 9.02 shall limit the automatic release provisions of any Collateral Document.
     Section 9.03 Documents to be Delivered Prior to Release of Security Interest. If the Indenture is qualified under the Trust Indenture Act, at such applicable time, the Company and any other obligor shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Security Interest to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on the advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
     Section 9.04 Pledge of Additional Collateral.
          (a) From and after the date the Collateral Documents are executed and delivered and so long as the Securities are secured by the Security Interest, if a Wholly Owned Domestic Subsidiary shall become a Guarantor pursuant to Section 4.19, then, the Company or such Guarantor (in respect of the Property acquired) or such Wholly Owned Domestic Subsidiary (in respect of all of its Properties that constitute Collateral), shall, promptly, after such acquisition of Property, if necessary, execute and deliver in respect of such Property or Properties, mortgages, deeds of trust, security agreements, pledge agreements or similar instruments (as applicable) and take all such other actions as may be deemed reasonably necessary to grant and perfect, if not otherwise perfected, a first priority lien on those additional assets or the assets of such Wholly Owned Domestic Subsidiary to the Collateral Agent for the benefit of the Secured Parties (to the extent such assets constitute Collateral). The execution of such additional security documents shall vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such Property or Properties (to the extent such assets constitute Collateral) for the benefit of the Collateral Agent on behalf of the Secured Parties, and thereupon all provisions of this Indenture and the applicable Collateral Documents relating to the Collateral shall be deemed to relate to such Property or Properties to the same extent and with the same force and effect.
          (b) Unless and until documents granting a first priority lien security interest in additional Property or assets are delivered to the Collateral Agent as contemplated by Section 9.04(a), the Trustee and the Collateral Agent may assume without inquiry that the Collateral Agent has received all Collateral Documents required to be delivered to it pursuant to this Article 9 and that no additional documents are required to be delivered to the Collateral Agent pursuant to Section 9.04(a).

     Section 9.05 Collateral Agent. U.S. Bank National Association is appointed as Collateral Agent for the benefit of the Holders of the Securities and the other Secured Parties, and shall initially act as Collateral Agent under the Collateral Documents. Subject to the terms of the Collateral Trust Agreement, the Collateral Agent will hold (directly or through co-trustee or agents), and will be entitled to enforce on behalf the Holders of the Securities and the other Secured Parties, all Liens on the Collateral.
ARTICLE 10
EVENTS OF DEFAULT; REMEDIES
     Section 10.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) default in any payment of interest (including Additional Interest, if any) on any Security when due and payable and such default continues for a period of 30 calendar days;
          (b) default in the payment of the Principal Amount of any Security when due and payable at the Maturity Date, upon redemption, upon a Specified Purchase Date or a Fundamental Change Purchase Date, upon declaration or otherwise;
          (c) failure by the Company to comply with its obligation to convert the Securities in accordance with this Indenture upon exercise of a Holder’s conversion right herein and such failure continues for a period of five calendar days;
          (d) failure by the Company to issue a Fundamental Change Company Notice to Holders in accordance with the terms of this Indenture and such failure continues for a period of five calendar days;
          (e) failure by the Company or any Guarantor to comply with its obligations under Article 11 hereof;
          (f) failure by the Company or any Guarantor in the performance of any other covenant or agreement in the Securities, in this Indenture or any other Collateral Documents other than those referred to in other clauses of this Section 10.01, and such default continues for a period of 60 calendar days after receipt by the Company of a Notice of Default;
          (g) failure by the Company, any Guarantor or any Significant Subsidiary of the Company, whether or not a Guarantor, to make any payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $10,000,000 (or its equivalent in any other currency or currencies) in the aggregate of the Company, any Guarantor and/or any Significant Subsidiary of the Company, whether such debt now exists or shall hereafter be created, resulting in such debt becoming, or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 calendar days after written notice of such acceleration has been received by the Company, any Guarantor and/or any Significant Subsidiary of the Company;

          (h) the commencement by the Company, any Guarantor or by a Significant Subsidiary of the Company, whether or not a Guarantor, of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, any Guarantor or of a Significant Subsidiary of the Company, whether or not a Guarantor, in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or of a Significant Subsidiary of the Company, whether or not a Guarantor, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, any Guarantor or by a Significant Subsidiary of the Company, whether or not a Guarantor, in furtherance of any such action;
          (i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company, any Guarantor or any Significant Subsidiary of the Company, whether or not a Guarantor, in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company, any Guarantor or a Significant Subsidiary of the Company, whether or not a Guarantor, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Significant Subsidiary of the Company, whether or not a Guarantor, under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or any Significant Subsidiary of the Company, whether or not a Guarantor, of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;
          (j) any Note Guaranty ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor denies or disaffirms its obligations under its Note Guaranty; or
          (k) (a) the Liens created by the Collateral Documents shall at any time not constitute a valid and (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Collateral Documents) perfected Lien on any material portion of the Collateral intended to be covered thereby other than in accordance with the terms of the relevant Collateral Document and this Indenture, or (b) any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture and the relevant Collateral Document), or the enforceability thereof shall be contested by the Company or any Guarantor.

     Notwithstanding anything in this Indenture to the contrary, if the Company is required to comply with Rule 13e-4, Rule 14e-1 and/or any other tender offer rule under the Exchange Act or applicable state securities laws and such compliance contravenes the terms of this Indenture or the Securities, such compliance will not, standing alone, constitute an Event of Default.
     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company’s Paying Agent or any Holder.
     Section 10.02 Acceleration of Maturity: Waiver of Past Defaults and Rescission.
          (a) If an Event of Default (other than those specified in Section 10.01(h) and Section 10.01(i), and as otherwise provided in Section 10.03) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the outstanding Securities may declare 100% of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) on all the outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) shall become immediately due and payable.
     Notwithstanding the foregoing, in the case of an Event of Default specified in Section 10.01(h) or Section 10.01(i), 100% of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) on all outstanding Securities will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (b) The Holders of a majority in aggregate Principal Amount of the outstanding Securities, by written notice to the Company and the Trustee, may (x) waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 10 provided, rescind any such acceleration with respect to the Securities and its consequences, except, in each case, an uncured Default described in Section 10.01(a) or Section 10.01(b), or in respect of a covenant or provision hereof which under Section 15.02 cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:
               (i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and
               (ii) all existing Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) on Securities that have become due solely by such declaration of acceleration, have been cured or waived.
     Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent.

     No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Section 10.03 Additional Interest.
          (a) If, at any time during the period beginning on, and including, the date which is six months after the last date on which any of the Securities are originally issued to one year after such date, (x) Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), (y) the Company has not cured such failure to timely file within 14 days after such failure, and (z) the Securities are not otherwise freely tradable, including pursuant to Rule 144 of the Exchange Act, by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities which shall accrue on the Securities (i) at the rate of 0.25% per annum of the Principal Amount of Securities outstanding for each day during the first 90 days of such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable (ii) at the rate of 0.50% per annum of the Principal Amount of Securities outstanding for each day after the first 90 days of the period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable (in the case of either clause (i) or clause (ii) of this Section 10.03(a), ending on the date that is one year from the last date on which any of the Securities are originally issued). The Additional Interest payable pursuant to this Section 10.03(a) will be in additional to any Additional Interest that may accrue pursuant to Section 10.03(b) and Section 10.03(c). Any Additional Interest payable pursuant to this Section 10.03(a) will be payable at the same time, in the same manner and to the same persons as ordinary interest is payable pursuant to the Securities.
          (b) Unless:
               (i) the legend for Restricted Securities on the Securities has been removed, and
               (ii) the Securities are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by Holders other than the Company’s affiliates and without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities, as of the 365th day after the last date on which any of the Securities are originally issued, the Company shall pay Additional Interest on the Securities which shall accrue on the Securities at the rate of 0.50% per annum of the Principal Amount of Securities outstanding for each day until the foregoing requirements are satisfied. The Additional Interest payable pursuant to this Section 10.03(b) will be in additional to any Additional Interest that may accrue pursuant to Section 10.03(a) and Section 10.03(c). Any Additional Interest payable pursuant to this Section 10.03(b) will be payable at the same time, in the same manner and to the same persons as ordinary interest is payable pursuant to the Securities.
          (c) Notwithstanding the anything to the contrary in this Indenture, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with

Section 4.10 hereof (including reporting obligations that arise under Section 314(a)(1) of the Trust Indenture Act) will (i) for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% of the Principal Amount of the Securities and (ii) from the 91st day until the 180th day following the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.50% of the Principal Amount of the Securities. The Additional Interest payable pursuant to this Section 10.03(c) will be in addition to any Additional Interest that may accrue pursuant to Section 10.03(a) and Section 10.03(b). If the Company so elects, the Additional Interest payable under this Section 10.03(c) will be payable on all outstanding Securities from and including the date on which such Event of Default first occurs to, but excluding, the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 181st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 181st day, Additional Interest payable pursuant to this Section 10.03(c) will cease to accrue and the Securities will be subject to acceleration as provided in Section 10.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 10.03(c) upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 10.02. Any Additional Interest payable pursuant to this Section 10.03(c) will be payable at the same time, in the same manner and to the same persons as ordinary interest is payable pursuant to the Securities.
     In order to elect to pay the Additional Interest payable pursuant to this Section 10.03(c) as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.10 (including reporting obligations that arise under Section 314(a)(1) of the Trust Indenture Act) in accordance with the immediately preceding paragraph, the Company must (i) notify all Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Securities will be subject to acceleration as provided in Section 10.02.
     Section 10.04 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the Principal Amount plus accrued and unpaid interest (including Additional Interest, if any) at the Maturity Date thereof or in the payment of the Fundamental Change Purchase Price or Specified Date Purchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 10.05 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 12.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 10.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 12.07;
     SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Fundamental Change Purchase Price, Specified Date Purchase Price or interest (including Additional Interest, if any) as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and
     THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 10.07 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 10.01(a) or Section 10.01(b)), unless:
               (i) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

               (ii) the Holder or Holders of not less than 25% in aggregate Principal Amount of the outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
               (iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
               (iv) the Trustee for 60 days after its receipt of such request and offer of security or indemnity has failed to institute any such proceeding; and
               (v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the outstanding Securities;
     it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 10.08 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Fundamental Change Purchase Price, Specified Date Purchase Price or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, any Fundamental Change Purchase Date, the Specified Purchase Date or otherwise, as applicable, and to convert the Securities in accordance with Article 7, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     Section 10.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 10.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 10.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 10.12 Control by Holders. The Holders of a majority in aggregate Principal Amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, if an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers and rights vested in it by the Indenture to use the degree of care that a prudent person would use in the conduct of its own affairs. Furthermore, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 10.13 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 10.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after the Maturity Date of such Security or the Fundamental Change Purchase Date.
     Section 10.14 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 11
MERGER, CONSOLIDATION OR SALE OF ASSETS
     Section 11.01 Company May Consolidate, etc., only on Certain Terms. The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any Person, or sell, convey, transfer, lease or dispose of all or substantially all of the assets of the Company and its Subsidiaries as an entirety or substantially as an entirety, to any Person, or, permit any Person to merge with or into the Company, unless:
          (a) either (i) the Company is the continuing or surviving Person or (ii) the resulting, surviving successor or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and such Successor Company expressly assumes by an indenture supplemental hereto (or other joinder agreement, as applicable) all of the obligations of the Company under this Indenture, including payment of the Principal Amount and interest (including Additional Interest, if any) on the Securities, the Securities and the Collateral Documents, and the performance and observance of all of the covenants and conditions to be performed by the Company;
          (b) immediately after giving effect to such transaction, no Default has occurred and is continuing; and
          (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary exceptions and qualifications), each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture provided, that clause (b) does not apply to the consolidation or merger of a Wholly Owned Subsidiary with or into the Company. Any sale or other disposition of assets by Subsidiaries which would constitute substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be subject to the provisions set forth in this Section 11.01.
Section 11.02 Successor Substituted for Company. Upon the consummation of any transaction effected in accordance with Section 11.01, the Successor Company (if not the Company) formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities and the Collateral Documents with the same effect as if such Successor Company had been named as the Company herein. Upon such substitution, unless the Successor Company is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under this Indenture and the Securities, except in the case of a lease of all or substantially all of the properties and assets of the Company and its Subsidiaries.
Section 11.03 Guarantors May Consolidate, etc., only on Certain Terms. No Guarantor may, in a single transaction or through a series of related transactions, consolidate or merge with or into any Person, or sell, convey, transfer, lease or dispose of all or substantially all of its assets as an entirety or substantially as an entirety, to any Person, or, permit any Person to merge with or into such Guarantor, unless:
          (a) the other Person is the Company or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
          (b) (1) either (i) the Guarantor is the continuing or surviving Person or (ii) the resulting, surviving or transferee person expressly assumes by an indenture supplemental hereto (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guaranty, including payment of the Principal Amount and interest (including Additional Interest, if any) on the Securities, the Indenture and the Collateral Documents, and the performance and observance of all of the covenants and conditions to be performed by the Guarantor; and
               (2) immediately after giving effect to such transaction, no Default has occurred and is continuing.

     Section 11.04 Successor Substituted for Guarantor. Upon the consummation of any transaction effected in accordance with Section 11.03, the resulting, surviving or transferee person (if not the Guarantor) formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture and the Securities with the same effect as if such Successor Company had been named as the Guarantor herein (unless the Note Guaranty will be released in connection therewith as set forth in Section 8.09). Upon such substitution, unless the Successor Company is one or more of the Guarantor’s Subsidiaries, the Guarantor will be released from its obligations under this Indenture and the Securities, except in the case of a lease of all or substantially all of the properties and assets of the Guarantor.
ARTICLE 12
THE TRUSTEE
     Section 12.01 Duties and Responsibilities of Trustee.
          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
          (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
               (i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
                    (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
                    (B) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in Principal Amount of the Securities at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
               (iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
               (v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Securities; and
          (c) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 12.02 Notice of Defaults. The Trustee shall give the Holders notice of any Default known to it hereunder within 90 days after the occurrence thereof so long as such Default is continuing; provided that (except in the case of any Default in the payment of Principal Amount or interest on any of the Securities or Fundamental Change Purchase Price), the Trustee shall be protected in withholding such notice if and so long as a committee of officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.
     Section 12.03 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 12.01:
          (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Company;

          (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;
          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);
          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
          (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
          (h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
          (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture; and
          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its role as Collateral Agent, and each agent, custodian and other Person employed to act hereunder.
     Section 12.04 No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the

Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall have no responsibility for the Company’s compliance with or determination of the Subordinated Debt provisions contained in this Indenture.
     Section 12.05 Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any Paying Agent, any Conversion Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.
     Section 12.06 Monies to be Held in Trust. Subject to the provisions of Section 14.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 12.07 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 12.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 10.01(h) or Section 10.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 12.08 Officers’ Certificate as Evidence. Except as otherwise provided in Section 12.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.
     Section 12.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 12.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 12.11 Resignation or Removal of Trustee.
          (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months may, subject to the provisions of Section 10.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
          (b) In case at any time any of the following shall occur:
               (i) the Trustee shall fail to comply with Section 12.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months; or
               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 12.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 10.13, any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
          (c) The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 12.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.12.
     Section 12.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 12.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 12.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 12.07.

     No successor trustee shall accept appointment as provided in this Section 12.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 12.09 and be eligible under the provisions of Section 12.10.
     Upon acceptance of appointment by a successor trustee as provided in this Section 12.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 12.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 12.09 and eligible under the provisions of Section 12.10.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 12.14 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
     Section 12.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE 13
HOLDERS’ LISTS AND REPORTS BY TRUSTEE
     Section 13.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
               (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
               (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.
     Section 13.02 Preservation of Information; Communications to Holders.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 13.01 upon receipt of a new list so furnished.
          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
          (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 13.03 Reports By Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
          (a) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

     Section 13.04 Reports by Company.
          (a) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that the Company’s reporting obligations under Section 314(a) of the Trust Indenture Act shall be as set forth in Section 4.10 hereof.
          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
ARTICLE 14
SATISFACTION AND DISCHARGE
     Section 14.01 Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, cash or U.S. Government Obligations or a combination thereof sufficient to pay at the Maturity Date, upon the Specified Purchase Date or Fundamental Change Date or upon redemption of all of the Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest (including Additional Interest, if any) due or to become due to such Maturity Date, Specified Purchase Date or Fundamental Change Purchase Date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder or under any other Note Document by the Company or any Guarantor, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders to receive payments of principal of and interest (including Additional Interest, if any) on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture, the Securities or the other Note Documents.

     Section 14.02 Deposited Monies to be Held in Trust by Trustee. Subject to Section 14.04, all monies or U.S. Government Obligations deposited with the Trustee pursuant to Section 14.01 shall be held in trust for the sole benefit of the Holders, and such monies or U.S. Government Obligations shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Additional Interest, if any).
     Section 14.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies or U.S. Government Obligations then held by any Paying Agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies or U.S. Government Obligations .
     Section 14.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies or U.S. Government Obligations deposited with or paid to the Trustee for payment of the principal of or interest (including Additional Interest, if any) on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest (including Additional Interest, if any) on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or U.S. Government Obligations; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
     Section 14.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 14.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations and the Guarantors’ under this Indenture, the Securities and the other Note Document shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 14.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 15
MODIFICATION AND AMENDMENT
     Section 15.01 Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto and amend the Collateral Documents, in form satisfactory to the Trustee, for any of the following purposes:

               (i) to cure any ambiguity or omission or correct any inconsistent or otherwise defective provision contained herein or in the Securities or the Collateral Documents, so long as such action will not adversely affect the interests of the Holders;
               (ii) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company contained herein;
               (iii) to provide for any Guarantee of the Securities, to secure the Securities or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by this Indenture and, in the case of a release, termination or discharge of a Lien, the Collateral Trust Agreement;
               (iv) to add to the covenants of the Company or its Subsidiaries for the benefit of the Holders, or to surrender any right or power conferred upon the Company or its Subsidiaries by this Indenture;
               (v) to provide for uncertificated Securities in addition to or in place of certificated Securities;
               (vi) to make any changes or modifications to this Indenture necessary in connection with the registration of a public offer and sale of the Securities under the Securities Act or the qualification of this Indenture under the Trust Indenture Act;
               (vii) to make any amendment to the provisions of this Indenture relating to the transferring and legending of Securities as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities laws and (b) such amendment does not adversely affect the rights of the Holders;
               (viii) to release Collateral as permitted under the terms of this Indenture and the Collateral Documents;
               (ix) to evidence and provide for the acceptance of the appointment of a successor Trustee or Collateral Agent; or
               (x) to make any change that does not materially adversely affect the rights of any Holder, provided that any amendment made solely to conform the provisions of this Indenture or the Securities to the “Description of Notes” section in the Final Offering Memorandum will be deemed not to materially adversely affect the rights of the Holders.
     Section 15.02 With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto and amend the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Collateral Documents or of modifying in any manner the rights of the Holders under this Indenture or the Collateral Documents; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby:
               (i) reduce the percentage in aggregate Principal Amount of Securities whose Holders must consent to an amendment of this Indenture or to waive any past default;
               (ii) reduce the rate or extend the stated time of payment of any interest (including Additional Interest, if any) on any Security, or change the Company’s obligation to pay Additional Interest;
               (iii) reduce the Principal Amount of, or extend the Maturity Date of, any Security;
               (iv) change the place or currency of payment of principal or interest in respect of any Security;
               (v) make any change that adversely affects the conversion rights of any Security, including any change to the provisions set forth in Article 7;
               (vi) reduce the Specified Date Purchase Price or the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, including any extension of the related payment dates or any change to the provisions set forth in Article 5 and Article 6;
               (vii) impair the right of any Holder to receive payment of principal of and interest, including Additional Interest, on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
               (viii) modify any of the provisions of this Section 15.02 or Section 10.02(b);
               (ix) change the ranking of the Securities or subordinate any Security to any other obligation of the Company or subordinate any Note Guaranty to any other obligation of the applicable Guarantor;
               (x) release any Guarantor from any of its obligations under its Note Guaranty or this Indenture, except in accordance with the terms of this Indenture; or
               (xi) make any changes in any Note Guaranty that would adversely affect the Holders.
     In addition, without the consent of Holders of at least 75% of Principal Amount of Securities then outstanding, no amendment may modify any Collateral Documents or the provisions of this Indenture dealing with the Collateral Documents in any manner, taken as a whole, adverse to the Holders or otherwise release all or substantially all of the Collateral securing the Company’s and the Guarantor’s obligations under this Indenture, the Securities and any Note Guaranties, except as permitted in this Indenture.

     It shall not be necessary for any Act of Holders under this Section 15.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 15.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Section 15.03 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 12.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 15.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under Section 15.03, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 15.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the applicable requirements of the Trust Indenture Act.
     Section 15.06 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to Section 15.03 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     Section 15.07 Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be delivered to each Holder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture.
ARTICLE 16
MISCELLANEOUS
     Section 16.01 Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:
Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attention: Chief Financial Officer
Fax: (508) 229-0747
if to a Guarantor:
Guarantor
c/o Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attention: Chief Financial Officer
Fax: (508) 229-0747
if to the Trustee:
U.S. Bank National Association
633 West 5th Street, 24th Floor
Los Angeles, California 90071
Attention: Corporate Trust Services
(Evergreen Solar 13% Convertible Senior Secured Notes due 2015)
Fax: (213) 615-6197
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice shall be deemed to have been given on the later of publication and the seventh day after being mailed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
     The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.
     Section 16.02 Communication by Holders with other Holders. Holders may communicate pursuant to §312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of §312(c) of the Trust Indenture Act.
     Section 16.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 16.04 When Securities Are Disregarded. In determining whether the Holders of the required Principal Amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
     Section 16.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     Section 16.06 Legal Holidays. If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest (including Additional Interest, if any)shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected. In any case where the Stated Maturity of any Security is not a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal need not be made on such date, but may be made on the next succeeding day that is a Business Day, with the same force and effect as if made on at the Stated Maturity.
     Section 16.07 Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 16.08 No Recourse against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 16.09 Successors. All agreements of the Company and of each Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 16.10 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 16.11 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 16.12 Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 16.13 Calculations. Except as otherwise provided herein, the Company (or its agents) will be responsible for making all calculations called for under this Indenture or the Securities. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.
     Section 16.14 Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES, THE COLLATERAL DOCUMENTS OR THE TRANSACTION CONTEMPLATED THEREBY.
     Section 16.15 Consent to Jurisdiction
          (a) The Company and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, a Note Guaranty or the Securities, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (b) The Company and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture, a Note Guaranty or the Securities in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     Section 16.16 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Remainder of the page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
	Name:	Michael El-Hillow
	Title:	Chief Financial Officer, Chief Operations Officer and Secretary

ESLR1, LLC
By:	/s/ Michael El-Hillow
	Name:	Michael El-Hillow
	Title:	Manager

By:	/s/ Richard Chleboski
	Name:	Richard Chleboski
	Title:	Manager

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Paula Oswald
Authorized Signatory

SCHEDULE A
     The following table sets forth the number of Additional Shares to be received per $1,000 Principal Amount of Securities for each Share Price and Effective Date set forth below:

	Share Price
Effective Date	$1.25	$1.50	$1.75	$2.00	$2.25	$2.50	$2.75	$3.00	$3.25	$3.50	$3.75	$4.00	$4.25	$4.50
4/21/2010	274.7538	234.3673	171.3404	126.7129	94.0358	69.5844	51.0626	36.8465	25.9620	17.6202	11.3157	6.6533	3.3376	1.1686
4/15/2011	274.7538	234.3365	170.1106	124.8862	92.0104	67.5877	49.1692	35.1629	24.4970	16.3862	10.3071	5.8681	2.7822	0.8377
4/15/2012	274.7538	228.6098	163.5109	118.2351	85.7255	61.9068	44.1800	30.8817	20.9043	13.4834	8.0150	4.1708	1.6127	0.1820
4/15/2013	274.7538	214.0441	148.4293	103.9187	72.7751	50.5596	34.5039	22.8377	14.3987	8.3765	4.2216	1.5357	0.1416	0.0000
4/15/2014	274.7538	183.1003	116.7082	74.2594	46.6567	28.6033	16.7536	9.0179	4.1150	1.2337	0.0000	0.0000	0.0000	0.0000
4/15/2015	274.7538	141.4205	46.1824	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
_______________, ____
U.S. Bank National Association
633 West Fifth Street, 24th floor
Los Angeles, California 90071
Attention: Corporate Trust Services
Attention: Corporate Trust Services
(Evergreen Solar 13% Convertible Senior Secured Notes due 2015)
Fax: (213) 615-6197

Re:	Evergreen Solar, Inc. (the “Company”)
13% Convertible Senior Secured Notes due 2015
     This is a Fundamental Change Purchase Notice as defined in Section 6.01(a) of the Indenture dated as of April 26, 2010 (the “Indenture”) among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Securities:
(if certificated)
     I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 6.01 of the Indenture (in multiples of $1,000):
$
     I hereby agree that the Securities will be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

EXHIBIT B
FORM OF SPECIFIED DATE PURCHASE NOTICE
_______________, ____
U.S. Bank National Association
633 West 5th Street, 24th floor
Los Angeles, California 90071
Attention: Corporate Trust Services
Attention: Corporate Trust Services
(Evergreen Solar 13% Convertible Senior Secured Notes due 2015)
Fax: (213) 615-6197

Re:	Evergreen Solar, Inc. (the “Company”)
13% Convertible Senior Secured Notes due 2015
     This is a Specified Date Purchase Notice as defined in Section 5.01(a) of the Indenture dated as of April 26, 2010 (the “Indenture”) among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Securities:
(if certificated)
     I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 5.01 of the Indenture (in multiples of $1,000):
$
     I hereby agree that the Securities will be purchased as of April 15, 2013 pursuant to the terms and conditions thereof and of the Indenture.

Signed:

EXHIBIT C
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF EVERGREEN SOLAR, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A, OR
     (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE.
     PRIOR TO ANY OFFER, SALE, PLEDGE OR TRANSFER PURSUANT TO CLAUSE (2)(D) ABOVE THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO

REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT D
ARTICLE [__]
SUBORDINATION
     Section 1.1. Agreement to Subordinate. The Company [and each Guarantor]1 agrees, and each holder of Securities by accepting a Security agrees, that the indebtedness evidenced by the Security [and any Guarantee therefor] is subordinated in right of payment, to the extent and in the manner provided in this Article [___], to the prior payment in full (other than contingent indemnification obligations for which no claim has been asserted) in cash or other consideration satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.
     Section 1.2. Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of the Company [or any Guarantor] in a liquidation or dissolution of the Company [or such Guarantor] or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company [or such Guarantor] or its property, any assignment for the benefit of creditors or any marshaling of the Company’s [or such Guarantor’s] assets and liabilities:
          (a) holders of Senior Debt shall be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not the claim for such interest would be allowed) in cash or other consideration satisfactory to the holders of the Senior Debt before holders of Securities [and any Guarantees therefor] shall be entitled to receive any payment with respect to the Securities [or such Guarantees]; and
          (b) until all Senior Debt is paid in full in cash or other consideration satisfactory to the holders of the Senior Debt, any distribution to which holders of Securities would be entitled but for this Article [___] shall be made to holders of Senior Debt, as their interests may appear.
     Section 1.3. Default on Senior Debt and/or Designated Senior Debt.
          (a) In the event of any default in payment of the principal of or premium, if any, or interest on, or any other payment obligation under any Senior Debt beyond any applicable grace period with respect thereto (a “Payment Default”), then, until all such payments due in respect of such Senior Debt have been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or interest on the Securities or to acquire any of the Securities (including any purchase pursuant to the right of a Holder pursuant to                     ) [and no payment shall be made by any Guarantor on its Guarantee].

[1]	References to Guarantors and Guarantees to be included if the Subordinated Debt is guaranteed.

          (b) In addition, if the Trustee shall receive written notice from one or more holders of Designated Senior Debt or one or more representatives of such holder or holders that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default (other than a Payment Default), which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable (a “Payment Blockage Notice”), then, anything contained in this [Indenture] to the contrary notwithstanding, no payment on account of the principal of or interest on the Securities, and no repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company [any no payment on its Guarantee shall be made by or on behalf of any Guarantor] during the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of 179 calendar days thereafter or the date on which such non-Payment Default is cured or waived or shall have ceased to exist.
     Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section [1.1] and the first clause of this Section [1.3]), unless the holder(s) of such Designated Senior Debt or the representative(s) of such holder(s) shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities [and the Guarantors may resume payments on the Guarantees] after the end of such Payment Blockage Period. No new Payment Blockage Period may be commenced unless 365 calendar days have elapsed since the effectiveness of the prior Payment Blockage Notice. No default under Designated Senior Debt that is not a Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice delivered to the Trustee shall be, or be made, the basis of a subsequent Payment Blockage Notice.
          (c) In the event any judicial proceeding shall be pending with respect to any Payment Default with respect to Senior Debt or non-payment default with respect to Designated Senior Debt, then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or interest on the Securities, and no repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company [and no payment on any Guarantee shall be made by or on behalf of any Guarantor].
     Section 1.4. Acceleration of Securities. In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Securities in respect of any obligations with respect to Securities and may not acquire or purchase from the Trustee or any holder of Securities any Securities [and no Guarantor may make any payment or distribution to the Trustee or any holder of any Guarantee in respect of any of its obligations under any Guarantee] until all Senior Debt has been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such acceleration has been rescinded in accordance with the terms of this Indenture.
     If payment of the Securities is to be accelerated because of an Event of Default (other than Events of Default that result in an automatic acceleration of Securities), the Company shall promptly notify holders of Senior Debt or trustee(s) of such Senior Debt before the acceleration.
     Section 1.5. When Distribution Must Be Paid Over. In the event that the Trustee, any holder of Securities [or any Guarantee] or any other person receives any payment or distribution of assets of the Company [or any Guarantor] of any kind with respect to the Securities [or the Guarantees] in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their representative(s), to the extent necessary to make payment in full in cash or other consideration satisfactory to the holders of the Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with Section [___] that such payment or distribution is prohibited by this Indenture.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article [___], and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Securities or the Company [, the Guarantors] or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article [___], except if such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.
     Section 1.6. Notice by Company. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Securities or the purchase of any Securities by the Company [or the payment by any Guarantor on its Guarantee] to violate this Article [___], but failure to give such notice shall not affect the subordination of the Securities [and the Guarantees therefor] to the Senior Debt as provided in this Article [___].
     Section 1.7. Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, holders of Securities [and Guarantees therefor] shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities [and the Guarantees]) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Securities have been applied to the payment of Senior Debt. A distribution made under this Article [___] to holders of Senior Debt that otherwise would have been made to holders of Securities is not, as between the Company and holders of Securities, a payment by the Company on the Securities.
     Section 1.8. Relative Rights. This Article [___] defines the relative rights of holders of Securities [and Guarantees therefor] and holders of Senior Debt. Nothing contained in this Indenture shall otherwise:
          (a) impair, as between the Company and holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms [or impair, as between any Guarantor and the holders of Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments on its Guarantee];

          (b) affect the relative rights of holders of Securities and creditors (other than with respect to Senior Debt) of the Company [or any Guarantor], other than their rights in relation to holders of Senior Debt; or
          (c) prevent the Trustee or any holder of Securities [and any Guarantee therefor] from exercising its available remedies upon a Default or Event of Default, subject to the notice requirements of Section [___] and to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Securities [and Guarantees therefor].
     If the Company fails because of this Article [___] to pay principal of or interest on a Security on the due date (after the expiration of any applicable grace period), the failure is still a Default or Event of Default.
     Section 1.9. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company [, any Guarantor] or any holder of Securities or by the failure of the Company [, any Guarantor] or any such holder to comply with this Indenture.
     Section 1.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative(s).
     Upon any payment or distribution of assets of the Company [or any Guarantor] referred to in this Article [___], the Trustee and the holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article [___].
     Section 1.11. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities [and the Guarantees therefor]. Notwithstanding the provisions of this Article [___] or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section [___]), and the Trustee may continue to make payments on the Securities, unless a Responsible Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities [or any Guarantee therefor] to violate this Article [___]. Only the Company or the holder or representative of any class of Senior Debt may give such notice.
     Nothing contained in this Article [___]shall impair the claims of, or payments to, the Trustee under or pursuant to Section [___].
     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.

     Section 1.12. Authorization to Effect Subordination. Each holder of a Security by such holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article [___], and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section [___] at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Securities.
     Section 1.13. Article Applicable to Paying Agents. In case at any time any paying agent for the Securities other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee.
     Section 1.14. Senior Debt Entitled to Rely. The holders of Senior Debt shall have the right to rely upon this Article [___], and no amendment or modification of the provisions contained herein shall diminish or adversely affect the rights of such holders of Senior Debt outstanding at the time of such amendment or modification unless such holders shall have agreed in writing thereto.
     Section 1.15. Permitted Payments. Notwithstanding anything to the contrary contained in this Article [___], the holders of Securities may receive and retain at any time on or prior to the Maturity Date (a) securities that are subordinated to at least the same extent as the Securities to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt and (b) payments and other distributions made from any trust created pursuant to Article [___]. The holders of Securities may receive and retain the following so long as such payment, repurchase, redemption, defeasance or acquisition was not made at a time otherwise prohibited by this Article [___]: (x) any regularly scheduled payments of interest, and (y) consideration related to any repurchase, redemption, defeasance or other acquisition or retirement for value of the Securities upon a change of control transaction to the extent (i) required by the agreement governing such Securities and (ii) permitted by each agreement governing Senior Debt.
     Section 1.16. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company [or any Guarantor], or by any non-compliance by the Company [or any Guarantor] with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article [___] or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following, subject to any rights of the Company [and any Guarantor] in respect thereof: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or related thereto; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights or remedies against the Company [, any Guarantor] and any other person.
     Section 1.17. Certain Conversions Deemed Payment.2 For the purposes of this Article [___] only, (i) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article [___] shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Article [___], property or securities (other than junior securities)) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term “junior securities” means (a) shares of common stock of the Company and securities into which the Securities are convertible pursuant to Article [___] and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article [___]. Nothing contained in this Article [___] or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article [___].
     Defined Terms:
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Company” means Evergreen Solar, Inc., a Delaware corporation, together with any successor thereto permitted under the Indenture.
     “Default” has the meaning specified in [add reference to the applicable provision].
     “Designated Senior Debt” means the obligations of the Company [or any Guarantor] under (a) the Company’s 13% Convertible Senior Secured Notes due 2015 and (b) any Senior Debt in which the instrument creating or evidencing the same or any related agreements or documents to which the Company is a party expressly provides that such Senior Debt shall be “Designated Senior Debt” for purposes of this Indenture; provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Debt to exercise the rights of Designated Senior Debt.

[2]	Include if the Securities are convertible into Qualified Equity Interests of the Company.

     “Event of Default” has the meaning specified in Section [___].
     “Fundamental Change” has the meaning specified in [add reference to the applicable provision].
     [“Guarantor” means (i) each Wholly Owned Domestic Subsidiary that Guarantees the Securities on the Issue Date and (ii) each other Wholly Owned Domestic Subsidiary that executes a supplemental indenture providing for the guaranty of the payment of the Securities, or any successor obligor under its Note Guaranty pursuant to Article [___], in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.]
     “Indebtedness” means, with respect to any Person, without duplication, (1) all indebtedness of such Person in respect of the 13% Notes, including any guaranty obligations in respect thereof; and (2) [other indebtedness specified in the indenture governing the Securities.]
     “Indenture” means [add reference to indenture or other agreement pursuant to which the Securities are issued or the debt is incurred.]
     “Maturity Date” means [insert maturity date of the Securities].
     “Securities” means [add reference to the applicable securities].
     “Senior Debt” means, with respect to any Person, without duplication, the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and all fees, costs, expenses and other amounts accrued or due on or in connection with (x) the 13% Notes (and any guarantees in respect thereof) and (y) [other indebtedness specified in the indenture governing the Securities]. “Senior Debt” does not include:
          (a) Indebtedness that expressly provides that such Indebtedness shall not be senior in right of a payment to the Securities or expressly provides that such Indebtedness is on the same basis or junior to the Securities;
          (b) any Indebtedness to any Subsidiary, other than Indebtedness to a Subsidiary arising by reason of guarantees by the Company [or a Guarantor] of Indebtedness of such Subsidiary to a Person that is not a Subsidiary; and
          (c) [such other indebtedness specified in the indenture governing the Securities, other than any principal, premium, interest, fees, costs, expenses or other amounts accrued or due on or in connection with the 13% Notes (and any guarantees in respect thereof)].
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

     “Trustee” means                     , as trustee under the Indenture, until a successor replaces it pursuant to the applicable provisions of the Indenture, and, thereafter, shall mean such successor Trustee.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

EXHIBIT E

EVERGREEN SOLAR, INC.
as Issuer
[Guarantors]
AND
U.S. Bank National Association
as Trustee

SUPPLEMENTAL INDENTURE
Dated as of                     , ___

13% Convertible Senior Secured Notes due 2015

     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , ___, among Evergreen Solar, Inc., a Delaware corporation, as Issuer (the “Company”) [INSERT EACH GUARANTOR EXECUTING THIS SUPPLEMENTAL INDENTURE AND ITS JURISDICTION OF INCORPORATION] (each a “Guarantor”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of April 26, 2010 (the “Indenture”), relating to the Company’s 13% Convertible Senior Secured Notes due 2013 (the “Securities”); and
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Company agreed, subject to certain exceptions, pursuant to Section 4.19 of the Indenture, to cause any Wholly Owned Domestic Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) to provide a Note Guaranty.
     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:
     Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Indenture.
     Section 2. Guaranty. Each Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 8 thereof.
     Section 3. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 4. Successors. All agreements of the Company and of each Guarantor in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 5. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.
     Section 6. Amendment. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.
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     IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

EVERGREEN SOLAR, INC.
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: